UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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MediaAlpha, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 8, 2021

Dear Stockholder:

You are invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of MediaAlpha, Inc., a Delaware corporation, which will be held on Wednesday, September 8, 2021 at 10:00 a.m., Pacific time. The annual meeting will be a virtual meeting via live webcast on the Internet. Stockholders may attend the annual meeting online by registering at www.proxydocs.com/MAX prior to the registration deadline of September 6, 2021 at 5:00 p.m. Eastern Time. The Annual Meeting will be held for the following purposes:

1.

To elect the three Class I director nominees named in the proxy statement to serve on our Board of Directors until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified; and

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

Our Board of Directors has fixed the close of business on July 22, 2021 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. All such stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to vote by proxy prior to the meeting. If you attend the meeting, you may vote during the meeting even if you have voted by proxy.

We encourage you to access the virtual annual meeting before the start time of 10:00 a.m., Pacific Time, on September 8, 2021, to allow ample time for online access, which will begin at 9:45 a.m., Pacific Time. To attend the meeting, you will need to follow the instructions you receive via email after your successful registration as described above.

We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxydocs.com/MAX. You also may authorize your proxy via the Internet by following the instructions on that website. In order to authorize your proxy via the Internet you must have the stockholder identification number that appears on the enclosed proxy card.

By Order of our Board of Directors,

Jeffrey B. Coyne
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be Held on September 8, 2021

This proxy statement and our 2020 Annual Report to Stockholders are available at www.proxydocs.com/MAX

You may request and receive a paper or email copy of our proxy materials relating to the Annual Meeting and any future stockholder meetings free of charge by emailing paper@investorelections.com, calling (866) 648-8133, or visiting http://www.investorelections.com/MAX.

Los Angeles, CA

July 30, 2021

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EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the reduced disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will cease to be an emerging growth company as of December 31, 2021, the date on which we will be deemed to be a large accelerated filer under U.S. Securities and Exchange Commission (“SEC”) rules.

ii

MediaAlpha, Inc.

700 South Flower Street, Suite 640

Los Angeles, CA 90017

PROXY STATEMENT

FOR OUR 2021 ANNUAL MEETING OF STOCKHOLDERS

to be held on September 8, 2021

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MediaAlpha, Inc., a Delaware corporation, for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, September 8, 2021, at 10:00 a.m., Pacific time, solely over the Internet in a virtual-only format, or at any postponement or adjournment of the Annual Meeting. References in this proxy statement to “we,” “us,” “our,” “ours,” and the “Company” refer to MediaAlpha, Inc., unless the context otherwise requires. Distribution of this proxy statement and a proxy card to stockholders is scheduled to begin on or about July 30, 2021, which is also the date by which these materials will be posted.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

Holders of record of our Class A common stock and Class B common stock at the close of business on July 22, 2021, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. If you are a holder of record of our Class A common stock or our Class B common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to vote on the following proposals:

•

Proposal 1: the election of the three Class I director nominees named in this proxy statement to serve on our Board until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified; and

•	Proposal 2: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

You also may be asked to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof. Management is not currently aware of any other matters that will be presented for consideration at the Annual Meeting.

What constitutes a quorum?

A quorum is the number of shares of capital stock of a corporation that must be present in person or represented by proxy in order to transact business at a meeting of our stockholders. The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As of July 22, 2021, the record date, there were 38,788,783 shares of our Class A common stock outstanding and entitled to vote and 20,962,000 shares of our Class B common stock outstanding and entitled to vote.

Each share of Class A common stock and Class B common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

As a result of voting agreements contained in our stockholders’ agreement described below under “Can certain principal stockholders of our common stock determine the outcome of the proposals,” we expect to have a quorum established for the Annual Meeting.

What vote is required to approve each proposal?

The approval of each of Proposal 1 and Proposal 2 requires the affirmative vote of a majority of votes cast by the holders of our Class A common stock and Class B common stock present in person or by proxy at our Annual Meeting and entitled to vote for the proposal to be approved, voting together as one class.

Can certain principal stockholders of our common stock determine the outcome of the proposals?

We are party to a stockholders’ agreement, dated October 27, 2020, with White Mountains Investments (Luxembourg) S.à r.l, together with any of its permitted affiliate transferees (collectively, “White Mountains”); Insignia QL Holdings, LLC and Insignia A QL Holdings, LLC, together with any of their permitted affiliate transferees (collectively, “Insignia”); and Steven Yi, Eugene Nonko and Ambrose Wang, together with their respective holding vehicles and permitted affiliate transferees (collectively, the “Founders”). These stockholders collectively own a majority of the voting power of our outstanding common stock. The stockholders’ agreement contains provisions related to the composition of our Board, the committees of our Board and our corporate governance. Under the stockholders’ agreement, these stockholders are entitled to nominate a majority of the members of our Board. In addition, these stockholders have agreed in the stockholders’ agreement to vote for each other’s Board nominees. Because each of the director nominees standing for reelection at the Annual Meeting has been nominated by a stockholder in accordance with our stockholders’ agreement, each of these stockholders has agreed to vote in favor of all director nominees. Because these stockholders represent a majority of the voting power of our outstanding common stock, we expect each director nominee to be elected.

What effect do abstentions and “broker non-votes” have on the proposals?

An “abstention” will occur at the Annual Meeting if your shares of Class A common stock are deemed to be present at the Annual Meeting, either because you attend the Annual Meeting or because you have properly completed and returned a proxy, but you do not vote on a proposal or other matter which is required to be voted on by our stockholders at the Annual Meeting. Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal.

A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes, Proposal 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at his/her discretion on this proposal. Proposal 2 is considered a discretionary matter, and a broker will be permitted to exercise his/her discretion to vote uninstructed shares on this proposal.

Abstentions and broker non-votes are not considered votes cast and will have no effect on the vote for either Proposal 1 or Proposal 2.

What is a virtual-only Annual Meeting?

The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. Stockholders of record and beneficial owners as of the close of business on the record date of July 22, 2021 will have the ability to submit questions and vote electronically at the Annual Meeting via the virtual-only meeting platform.

Why is the Annual Meeting being held virtually?

We are implementing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees, particularly in light of the COVID-19 pandemic.

How do I attend the virtual Annual Meeting?

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on July 22, 2021, the record date, may attend and participate in the Annual Meeting, including voting and asking questions to be answered during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/MAX prior to the registration deadline of September 6, 2021 at 5:00 p.m. Eastern time. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions to be answered at the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, September 8, 2021, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m., Pacific time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

Will I be able to ask questions at the Annual Meeting?

Our virtual Annual Meeting will allow stockholders to submit questions in advance during the registration period prior to the Annual Meeting. We will provide a designated question and answer period at the Annual Meeting, during which we will respond to appropriate questions submitted by stockholders.

We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How do I vote at the Annual Meeting?

Voting at the Annual Meeting. Only stockholders and persons holding proxies from stockholders may attend our virtual-only Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, and attend the Annual Meeting, you may vote at the virtual-only Annual Meeting. If your shares are held by a Nominee, that is, in “street name,” and you wish to vote at the virtual-only Annual Meeting, you will need to obtain a “legal proxy” from the Nominee that holds your shares of record. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or proxy card. See “How do I attend the virtual Annual Meeting” above for further information.

Voting by Proxy. If your shares are registered directly in your name with our transfer agent, you have received a copy of proxy materials by mail. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•	Vote online. To vote online, follow the instructions in the Notice or on your proxy card. You must have the stockholder identification number provided in your proxy card.

•	Vote by telephone. To vote by telephone, follow the instructions on your proxy card. You must have the stockholder identification number provided in your proxy card.

•	Vote by regular mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and voting instructions have been forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or other Nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

Two of our officers, Tigran Sinanyan and Jeffrey Coyne, have been designated by our Board as proxies for voting on matters brought before the annual meeting. Each proxy properly received by us prior to the annual meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified in the next question and in accordance with the discretion of the person named on the proxy card with respect to any other matters that may be voted upon at the Annual Meeting or at any adjournment or postponement of the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy to vote your shares in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•

FOR Proposal 1: the election of Anthony Broglio, Christopher Delehanty and Eugene Nonko as directors to serve on our Board until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified; and

•	FOR Proposal 2: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address, provided that such notice is received by no later than September 7, 2021;

•	properly submitting to us a proxy with a later date;

•	submitting a vote at a later time online before the Annual Meeting; or

•	attending and voting at the Annual Meeting.

Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee (each, a “Nominee”), that is, in “street name,” only that Nominee can revoke your proxy on your behalf. You may revoke a proxy for shares held by a Nominee by submitting new voting instructions to the Nominee or, if you have obtained a legal proxy from the Nominee giving you the right to vote the shares at the Annual Meeting, by attending the Annual Meeting and voting.

Who will count the votes?

We have retained Mediant Communications to tabulate the votes and serve as the independent inspector of elections for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the final results of the voting in a Current Report on Form 8-K within four business days of the Annual Meeting.

What other information should I review before voting?

We are making this proxy statement, and our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, available to all stockholders of record on the record date for the Annual Meeting for the first time on or about July 30, 2021. On such date, we are mailing to each stockholder of record on the record date for the annual meeting either a Notice Regarding the Availability of Proxy Materials informing the stockholder of how to electronically access a copy of this proxy statement and our Annual Report on Form 10-K and how to vote online (the “Notice”), or printed copies of such materials, if printed copies have been previously requested by the stockholder. If any stockholder who receives a Notice would like to receive printed copies of such materials, such printed copies may be requested by following the instructions contained in the Notice and will be provided free of charge.

You may obtain, free of charge, copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which contains additional information about the Company, by visiting our website at www.mediaalpha.com or by directing your request in writing to MediaAlpha, Inc., 700 South Flower Street, Suite

640, Los Angeles, CA 90017, Attention: Investor Relations. We will also furnish any exhibit to such Annual Report on Form 10-K if specifically requested in writing. Our Annual Report on Form 10-K is not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Who will pay for the cost of this proxy solicitation?

We will bear all expenses incurred in connection with this solicitation. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a proxy statement to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide certain beneficial owners of our shares held in “street name” access to our proxy materials via the Internet.

How can I receive electronic access to the proxy materials?

You may access our proxy materials over the Internet at www.proxydocs.com/MAX. If you did not receive a paper copy of the proxy materials, the materials sent to you by your broker, nominee or other organization include instructions on how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

In addition, stockholders may request to receive future proxy materials in printed form, by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the Annual Meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board consists of up to ten directors, excluding any directors elected by holders of any preferred stock pursuant to provisions applicable in the case of defaults and subject to applicable laws and stock exchange regulations. The exact number of directors will be fixed from time to time by resolution of the Board. Our Board currently consists of nine members, divided into three staggered classes of directors. The current term of office of our Class I Directors expires at the Annual Meeting, while the term for our Class II Directors expires at the 2022 annual meeting and the term for our Class III Directors expires at the 2023 annual meeting. There is no limit on the number of terms a director may serve on our Board.

Pursuant to our stockholders’ agreement with White Mountains, Insignia and the Founders, for so long as each of White Mountains, Insignia and the Founders owns a number of shares of our common stock equal to at least 12.5% of our issued and outstanding shares of common stock as of the closing of our initial public offering (the “IPO”), such stockholder will be entitled to nominate two directors to serve on our Board. When such stockholder owns a number of shares of our common stock equal to less than 12.5% but at least 5% of our issued and outstanding shares of common stock as of the closing of the IPO, such stockholder will be entitled to nominate one director. Pursuant to these provisions, White Mountains has designated Christopher Delehanty and Jennifer Moyer, Insignia has designated Anthony Broglio and David Lowe, and the Founders have designated Eugene Nonko and Steven Yi. White Mountains, Insignia and the Founders have also agreed in the stockholders’ agreement to vote for each other’s Board nominees.

Directors Nominated for Election at the Annual Meeting

Upon unanimous recommendation by the Nominating and Corporate Governance Committee of the Board, the Board proposes that the following nominees, Anthony Broglio, Christopher Delehanty and Eugene Nonko, each a current Class I Director, be elected for new terms extending until the 2024 annual meeting and until their successors are duly elected and qualified as Class I Directors.

Name	Principal Occupation	Age	Director Since
Anthony Broglio	Partner, Insignia Capital Group	47	2020

Christopher Delehanty	Head of Corporate Development and M&A, White Mountains Capital	38	2020

Eugene Nonko	Chief Technology Officer, MediaAlpha, Inc.	41	2020

Anthony Broglio was appointed director of the Company in July 2020 and prior to the IPO served as director of QL Holdings LLC. Mr. Broglio is a founding Partner at Insignia Capital Group, a San Francisco Bay Area private equity firm focused on lower middle-market companies. Insignia has owned a minority stake in QL Holdings LLC since 2019 and is a stockholder of the Company. Prior to co-founding Insignia in 2012, Mr. Broglio worked as a Principal and member of the executive committee of Lake Capital, a Chicago-based private equity fund with over $1.3 billion under management. During his more than nine years with Lake Capital, Mr. Broglio served on the boards of twelve portfolio companies. Mr. Broglio received a B.S. in Finance from the University of Colorado and an M.B.A. with Honors from the University of Chicago Booth School of Business. Mr. Broglio is qualified to serve on our Board of Directors because of his financial expertise and management and board experience.

Christopher Delehanty was appointed director of the Company in July 2020 and prior to the IPO served as a director of QL Holdings LLC. Mr. Delehanty is Head of Corporate Development and M&A at White Mountains Capital, where he focuses on the company’s direct investing and merger and acquisition activity in the insurance and financial services sectors. White Mountains has owned a stake in QL Holdings LLC since 2014 and is a stockholder of the Company. Prior to joining White Mountains in 2009, Mr. Delehanty worked in private equity and investment banking at Alta Communications and UBS Investment Bank. Mr. Delehanty currently sits on the board of NSM Insurance Group, a full-service managing general underwriter and program administrator for specialty property & casualty insurance. Mr. Delehanty received his B.S. in Finance from Boston College. Mr. Delehanty is qualified to serve on our Board of Directors because of his financial expertise and management and board experience.

Eugene Nonko has served as the Chief Technology Officer of the Company (including its predecessor) since June 2011. Prior to joining the Company, Mr. Nonko served as Vice President, Research and Development at Oversee.net, a technology-driven media company that owned and operated a portfolio of consumer and business-to-business properties, from 2004 to 2010, and served as a Software Engineer at Microsoft, a leading multinational technology company, from 2001 to 2004. Mr. Nonko received his B.S. and M.S. in Information Technology and Economics from Altai State Technical University.

Unless otherwise instructed, each proxy received by us will be voted in favor of the election of the nominees named above as directors. Each of the nominees has consented to serve if elected. All of our director nominees are current members of our Board. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxy holders will vote for the substitute nominee designated by the Board.

The Board unanimously recommends a vote FOR the election of each of the three director nominees named above.

Other Continuing Directors

The following directors will continue to serve on our Board after the Annual Meeting:

Name	Principal Occupation	Age	Class	Term Expires	Director Since
Venmal (Raji) Arasu	Chief Technology Officer, Autodesk	51	III	2023	2020

David Lowe	Chief Executive Officer, Insignia	61	II	2022	2020

Jennifer Moyer	Chief Administrative Officer, White Mountains Capital	50	II	2022	2020

Lara Sweet	Former Chief People Officer, Snap, Inc.	46	III	2023	2020

Kathy Vrabeck	Chief Strategy Officer, The Beachbody Company	58	III	2023	2020

Steven Yi	Chief Executive Officer, MediaAlpha, Inc.	51	II	2022	2020

Venmal (Raji) Arasu was appointed director of the Company upon the completion of the IPO. Since April 2021, Ms. Arasu has served as Executive Vice President and Chief Technology Officer of Autodesk, Inc., a leader in 3D design, engineering, and entertainment software and services. From January 2016 to April 2021, Ms. Arasu was Senior Vice President, Intuit Platform of Intuit Inc., a business and financial software company that develops and sells financial, accounting, tax preparation software, and related services for small businesses, accountants, and individuals. Ms. Arasu previously served as the Chief Technology Officer for StubHub, Inc., the online and mobile ticketing marketplace subsidiary of eBay Inc., from November 2011 to January 2016. At eBay, she served as the Vice President of Engineering from 2008 to 2011, and in other positions of increasing authority from 2001 to 2008. She has served as one of NIC Inc.’s directors since 2015. Ms. Arasu holds a B.S. in Computer Engineering from Pune University, Pune, India. Ms. Arasu is qualified to serve on the Board of Directors because of her engineering expertise and her technology, business strategy and management experience.

David Lowe was appointed director of the Company upon the completion of the IPO. Mr. Lowe is a founding Partner and Chief Executive Officer of Insignia Capital Group, a San Francisco Bay Area private equity firm focused on lower middle-market companies. Insignia has owned a minority stake in QL Holdings LLC since 2019 and is a stockholder of the Company. Prior to co-founding Insignia in 2012, Mr. Lowe was a co-founder and Vice Chairman of Friedman Fleischer & Lowe, a San Francisco-based private equity firm with over $2.5 billion under management. During his 13 years at Friedman Fleischer & Lowe, Mr. Lowe was on the Investment Committee and served as Chairman of the boards of directors of Guardian Home Care Holdings, Discovery Foods, Church’s Chicken, Benevis, GeoVera Insurance Group Holdings, and Advanced Career Technologies, as well as a director at DPMS, SteelPoint Technologies, and Korn/Ferry International. Mr. Lowe currently serves as Chairman of the boards of Tillamook Country Smoker and Century Snacks. Mr. Lowe received a B.A. with Honors from the University of California at Davis and an M.B.A. from the Stanford Graduate School of Business. Mr. Lowe is qualified to serve on our Board of Directors because of his financial expertise and management experience.

Jennifer Moyer was appointed director of the Company upon the completion of the IPO and serves as the chair of the Compensation Committee. Ms. Moyer has been the Chief Administrative Officer of White Mountains, a financial services holding company, since 2017. White Mountains has owned a stake in QL Holdings LLC since 2014 and is a stockholder of the Company. Prior to joining White Mountains, Ms. Moyer worked at Goldman Sachs for 23 years in a variety of leadership roles including Chief of Staff for Asia Pacific Ex-Japan and Managing Director in Human Capital Management for Asia Pacific. Ms. Moyer received a B.A. in Social Anthropology from Harvard College and an M.B.A. from the Tuck School of Business at Dartmouth. Ms. Moyer is qualified to serve on our Board of Directors because of her experience as a senior executive with management expertise, as well as her human capital management and corporate governance experience.

Lara Sweet was appointed director of the Company upon the completion of the IPO and serves as the chair of the Audit Committee. From May 2019 to June 2021, Ms. Sweet served as the Chief People Officer at Snap Inc., a camera company and owner of the application Snapchat. Prior to that, Ms. Sweet served as Snap’s interim Chief Financial Officer from January 2019 to May 2019, as Chief Accounting Officer from October 2017 to September 2019, and as Controller from June 2016 to October 2017. Prior to Snap, Ms. Sweet worked at AOL, Inc. for over six years, most recently serving as Controller and Chief Accounting Officer from November 2014 to June 2016. Prior to that, Ms. Sweet served as AOL’s Vice President, Internal Audit from April 2014 to November 2014 and Vice President and Assistant Controller from August 2011 to April 2014. Ms. Sweet holds a B.S. in Accounting from George Mason University. Ms. Sweet is qualified to serve on our Board of Directors because of her financial expertise and management experience.

Kathy Vrabeck was appointed director of the Company upon the completion of the IPO and serves as the chair of our Board of Directors as well as the chair of the Nominating & Corporate Governance Committee. Since April 2021, Ms. Vrabeck has served as Chief Strategy Officer of The Beachbody Company, a leading health and wellness solutions company. Prior to that, from October 2015 to April 2021, Ms. Vrabeck was a Senior Client Partner in the Los Angeles office of Korn Ferry, a global talent and organizational advisory firm, where she led Korn Ferry’s Consumer Digital sector. Prior to that, she was a Partner at Heidrick & Struggles International, Inc., an executive search firm, where she served as both Global Sector Leader of their Media, Entertainment and Digital practice and partner-in-charge of the Los Angeles office. Prior to that, Ms. Vrabeck was with Legendary Entertainment, a media company, from March 2009 to March 2011 where she served as President, Legendary Digital and was responsible for the creation, management and delivery of digital entertainment, with a focus on video games, across current and next- generation platforms. From May 2007 to November 2008, Ms. Vrabeck was with Electronic Arts, Inc., a developer, marketer, publisher and distributor of video games (“EA”), where she served as President, EA Casual Entertainment. Ms. Vrabeck received a bachelor’s degree in French and economics from DePauw University and an M.B.A. from Indiana University. Ms. Vrabeck is qualified to serve on our Board of Directors because of her expertise in digital media and her management and board experience.

Steven Yi has served as the Chief Executive Officer of the Company (including its predecessor) since June 2011. Prior to joining the Company, Mr. Yi co-founded and served as the Chief Executive Officer of Fareloop LLC, a travel comparison website, from 2009 to 2011, and served as Senior Vice President and General Manager, Marketing Services, at Oversee.net, a technology-driven media company that owned and operated a portfolio of consumer and business-to-business properties, from 2007 to 2009. Mr. Yi received his undergraduate degree in East Asian Studies from Harvard University and his J.D. from Harvard Law School.

Other Directorships

Ms. Vrabeck previously served on the board of directors of one other publicly reporting company, GameStop, Inc., from July 2012 to June 2021. No other director of the Company currently serves, or during the past five years has served, on the board of directors of any other publicly reporting company or investment company.

PROPOSAL 2: RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification at the Annual Meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. PricewaterhouseCoopers LLP has served as our auditor since 2017 and is considered by our management to be well-qualified. PricewaterhouseCoopers LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement at the Annual Meeting if he or she so desires and will be available to respond to appropriate questions submitted by stockholders.

A majority of all of the votes cast at the Annual Meeting at which a quorum is present in person or represented by proxy is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have no effect on this proposal.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Fee Disclosure

The following is a summary of the fees billed by PricewaterhouseCoopers LLP for professional services rendered for us for the fiscal years ended December 31, 2020 and 2019:

	2020	2019
Audit Fees	$6,114,500	$1,487,500
Audit-Related Fees	—	—
Tax Fees	80,000	—
All Other Fees	5,000	—

Total	$6,199,500	$1,487,500

Audit Fees

“Audit Fees” for fiscal year 2020 include fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, issuances of consents, and similar matters. This category also includes fees for services incurred by us in connection with the IPO (including the 2020 audits of Guilford Holdings, Inc. and MediaAlpha, Inc.), and non-recurring transactions closed in 2020. Audit Fees for 2019 include professional services rendered in connection with the original 2019 audit for QL Holdings LLC, the 2018 and 2019 PCAOB uplift efforts for QL Holdings LLC, and 2018 and 2019 audits for Quotelab, LLC.

Audit-Related Fees

“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including fees associated with assessments of our internal controls, and are not reported under “Audit Fees”. For fiscal years 2020 and 2019, there were no Audit-Related Fees incurred for professional services.

Tax Fees

“Tax Fees” consist of fees and related expenses for professional services for domestic and international tax advisory and compliance services. For fiscal 2020, Tax Fees incurred consisted of the analysis of transaction costs incurred by us in connection with the IPO.

All Other Fees

“All Other Fees” consist of fees and related expenses for products and services other than services described above, including fees to the independent registered public accounting firm or its affiliates for annual subscriptions to online accounting and tax research software applications and data. We did not incur any other service fees for fiscal year 2019.

Our Audit Committee considers whether the provision by PricewaterhouseCoopers LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining PricewaterhouseCoopers LLP’s independence from both management and the Company.

Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by our independent registered public accounting firm. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval prior to engagement. All audit and audit-related services provided by PricewaterhouseCoopers LLP during 2020 were approved by the Audit Committee pursuant to this policy.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee reviewed and discussed the services, in addition to audit services, rendered by PricewaterhouseCoopers LLP during 2020, as well as the fees paid therefor, and has determined that the provision of such other services by PricewaterhouseCoopers LLP, and the fees paid therefor, were compatible with maintaining PricewaterhouseCoopers LLP’s independence.

CORPORATE GOVERNANCE AND BOARD STRUCTURE

Board Leadership Structure

Our Board leadership structure includes an independent, non-executive Chair of the Board, Kathy Vrabeck. Periodically, our Nominating and Corporate Governance Committee assesses this role and the Board leadership structure to ensure the interests of the Company and its stockholders are best served. Our Board has determined that its current structure is in the best interests of the Company and its stockholders at this time.

Director Independence

Our corporate governance guidelines provide that our Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE and SEC rules. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions”), that each of the following directors and director nominees is independent under the listing standards of the NYSE: Venmal (Raji) Arasu, Anthony Broglio, David Lowe, Lara Sweet and Kathy Vrabeck. Our Board also determined that Venmal (Raji) Arasu and Lara Sweet, who serve on our Audit Committee, satisfy the independence standards for that committee established by the SEC and the rules of the NYSE. In making such determinations, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.

Our corporate governance guidelines provide that the independent directors should hold an executive session at least once a year.

Board’s Role in Risk Oversight

Management continually monitors the material risks we face, including financial risk, strategic risk, enterprise and operational risk, legal, regulatory and compliance risk and reputational risk. The Board, as a whole and at the committee level, has an active role in, and is responsible for, exercising oversight of management’s identification and management of, and planning for, those risks. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. Our Board performs these functions in a number of ways, including the following:

•

at its regularly scheduled meetings, the Board receives updates on our business operations, financial results, committee activities, strategy and personnel, and discusses risks related to the business;

•

the Audit Committee assists the Board in its oversight of risk management by monitoring our financial compliance (i.e., accounting and financial reporting), as well as internal controls and any audit steps taken in light of material control deficiencies, if any, as well as by discussing with management our policies regarding financial risk management, including major risk exposures, and the steps management has taken to monitor and mitigate such exposures, including the Company’s risk assessment and risk management policies;

•	the Compensation Committee assists the Board by evaluating potential risks related to our compensation programs and policies;

•

the Nominating and Corporate Governance Committee assists the Board by monitoring corporate governance and reputational risks relating to our company, including risks relating to the independence of our Board, as well as by evaluating the performance of and succession planning for our executive leadership team; and

•

through management updates and committee reports, the Board monitors our risk management activities, including risks relating to our compensation programs, operational, financial, legal, compliance, cybersecurity and reputational risks, as well as sustainability matters.

We believe the leadership structure of our Board supports and promotes effective risk management and oversight.

Like other companies in our industry, we have assessed and continue to assess the impact of COVID-19 on our business. Our Board has been actively engaged with management in monitoring the market developments and other effects of the COVID-19 pandemic. During this time, our commitment to the health and safety of our employees and their families has been a guiding priority. To support our employees during this time, we expanded and encouraged remote work, introduced protocols and practices that emphasized employee well-being, and regularly solicited feedback from our employees.

Controlled Company

Certain of our existing investors that are party to a stockholders’ agreement with us own a majority of the voting power of our outstanding common stock. Accordingly, we are considered a “controlled company” under the NYSE rules. Under these rules, as a “controlled company” we are exempted from certain corporate governance requirements, including the requirements that, within one year of the date of listing of our Class A common stock (i) we have a board that is composed of a majority of “independent directors” as defined under the NYSE rules; and (ii) we have a compensation committee and nominating and corporate governance committee that is composed of independent directors.

We intend to continue to take advantage of these exemptions for so long as we continue to qualify as a “controlled company.” These exemptions do not modify the independence requirements for our Audit Committee, and we intend to continue to comply with the applicable requirements of the Sarbanes-Oxley Act and rules with respect to our Audit Committee.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the Chair of the Board, Chief Executive Officer and presiding director, meetings of independent directors, committee composition, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. The Board intends to review these corporate governance guidelines at least annually and whenever circumstances warrant.

Meetings of Board of Directors and Committees

The Board met one time during 2020 (subsequent to the IPO), and all directors were present. Each incumbent member of the Board attended 75% or more of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively. We do not have a policy on director attendance at our Annual Meeting; however, generally, we expect that all directors will attend such meetings.

Our corporate governance guidelines provide that the independent directors serving on the Board should hold an executive session at least once a year. In accordance with such guideline, the Board regularly schedules executive sessions. The executive sessions are chaired by our Chair of the Board and facilitate candid discussion of the independent directors’ viewpoints regarding the performance of management and the Company.

Committees of Our Board

Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each committee operates under a written charter adopted and reviewed annually by our Board, which satisfy the applicable standards of the SEC and NYSE. The current charters for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on our website at www.investors.mediaalpha.com/governance. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Secretary. The principal functions of each committee are briefly described below. Our Board may establish other committees from time to time as deemed appropriate by our Board based on the needs of our Board and the company.

Audit Committee

Our Audit Committee was constituted immediately prior to the IPO and currently consists of Lara Sweet (Chair), Venmal (Raji) Arasu, and Christopher Delehanty. In 2020, the Audit Committee met one time subsequent to our IPO.

Our Audit Committee has the responsibility to, among other things:

•	review and evaluate our annual and quarterly financial statements and reports, and discuss these statements and reports with our independent registered public accounting firm and management;

•	assess the independence and qualifications of, appoint and, where appropriate, replace our independent registered public accounting firm;

•	evaluate the performance of our independent registered public accounting firm;

•

review the proposed scope and results of the audit, and serve as the primary point of contact with our independent registered public accounting firm through the audit process with respect to key audit matters;

•	review and pre-approve audit and non-audit fees and services;

•

review accounting and financial controls with our independent registered public accounting firm and our financial and accounting staff, and oversee any the process of addressing any issues that arise with respect to the scope, adequacy and effectiveness of these controls;

•	assess and oversee the implementation of new accounting standards with management and our independent registered public accounting firm;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us regarding accounting and financial reporting matters;

•	oversee internal audit functions; and

•	review and evaluate our primary risk exposures.

Our Board has determined that Lara Sweet is an “audit committee financial expert” as defined by applicable SEC rules.

Compensation Committee

Our Compensation Committee was constituted immediately prior to the IPO and currently consists of Jennifer Moyer (Chair), Venmal (Raji) Arasu, Anthony Broglio and Lara Sweet. The Compensation Committee met one time in 2020 subsequent to our IPO.

Our Compensation Committee has the responsibility to, among other things:

•	review and determine the compensation arrangements for our executive officers;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our stock incentive plans;

•	evaluate and make recommendations to our Board regarding the compensation of our Board and its committees;

•	evaluates the potential risks related to our compensation programs; and

•	review the independence of any compensation advisers engaged by our Compensation Committee.

Except as prohibited by law, applicable regulations of the NYSE, our amended and restated certificate of incorporation or our amended and restated by-laws, the Compensation Committee may delegate its responsibilities to subcommittees or individuals. As a “controlled company” under the NYSE rules, we are exempt from the requirement that within one year of the date of listing of our Class A common stock, we have a compensation committee that is comprised solely of independent directors.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was constituted immediately prior to the IPO and currently consists of Kathy Vrabeck (Chair), David Lowe, Jennifer Moyer and Steven Yi. The Nominating and Corporate Governance Committee met one time in 2020 (subsequent to the IPO). Our Nominating and Corporate Governance Committee has the responsibility to, among other things:

•	identify, evaluate and make recommendations to our Board regarding prospective director nominees;

•	oversee the evaluation of our Board and its committees;

•	review developments in corporate governance practices;

•	review our corporate governance guidelines and evaluate the adequacy of our corporate governance practices and reporting;

•	evaluate the performance of, and review succession plans for, our Chief Executive Officer and other executive management;

•	review and make recommendations to our Board regarding proposed amendments to our certificate of incorporation and by-laws; and

•	review and make recommendations to our Board regarding stockholder proposals.

As a “controlled company” under the NYSE rules, are exempt from the requirement that within one year of the date of listing of our Class A common stock, we have a nominating and governance committee that is composed of independent directors. Accordingly, other than Ms. Vrabeck and Mr. Lowe, the members of our Nominating and Corporate Governance Committee listed above are not independent directors.

Communications with the Board

Stockholders and other interested parties who wish to communicate with our Board, our Chair Kathy Vrabeck, our non-management directors as a group, any of the committees or any of the individual non-employee directors may do so by sending a letter to the intended recipient, in the care of our Secretary, at MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, CA 90017. Such correspondence will be relayed to the appropriate director or directors as appropriate. Stockholders may communicate with Mr. Nonko and/or Mr. Yi, the Board’s employee directors, by sending a letter addressed to one or both of them at MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, CA 90017.

Identification of Director Candidates

The Nominating and Corporate Governance Committee evaluates director candidates in accordance with the director membership criteria described in our corporate governance guidelines and our policy statement regarding director nominations. In addition to satisfying relevant independence standards and the requirements of Section 8 of the Clayton Act, the following are the minimum qualifications that candidates for the Board must possess:

•	Minimum of 21 years of age at the time they commence their term and will not be eligible for nomination or re-nomination to the Board if they are older than age 72;

•	Demonstrated reputation for integrity, judgment, acumen, and high professional and personal ethics;

•	Financial literacy and significant experience at the policy-making level in business, government or the non-profit sector;

•	Time and ability to make a constructive contribution to the Board, and a clear commitment to fulfilling fiduciary duties and serving the interests of all the Company’s stockholders; and

•

An expectation of regularly attending meetings, staying informed about the Company and its businesses, participating in the discussions of the Board and its committees, complying with applicable Company policies, and taking an interest in the Company’s businesses and providing advice and counsel to the Chair of the Board and Chief Executive Officer.

The Nominating and Corporate Governance Committee reviews a candidate’s qualifications to serve as a member of our Board based on the skills and characteristics of the individual as well as the overall composition of our Board in light of the Company’s current and expected structure and business needs, regulatory requirements, the diversity of backgrounds and viewpoints represented on the Board and committee membership requirements. The Nominating and Corporate Governance Committee evaluates a candidate’s professional skills and background, experience at the policy-making level in the business, government or non-profit sectors or as a director of a widely-held public corporation, financial literacy, age, independence and past performance (in the case of incumbent candidates), along with qualities expected of all directors, including integrity, judgment, acumen, high professional and personal ethics, familiarity with our business and the time and ability to make a constructive contribution to our Board. The Nominating and Corporate Governance Committee believes it would be desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional backgrounds and experiences.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee considers and reviews all candidates in the same manner regardless of the source of the recommendation. Our amended and restated by-laws provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our Board, if such stockholder complies with the applicable notice procedures, which are discussed on page 45 of this proxy statement.

Corporate Responsibility

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics (the “Code of Ethics”), which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available upon written request to our Corporate Secretary or on our website at www.mediaalpha.com. If we amend or grant any waiver from a provision of our Code of Ethics that applies to any of our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law.

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives have engaged in any pledging transactions with respect to our stock except as noted in “Security Ownership of Certain Beneficial Owners and Management.” Under our policies no director, officer or employee may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities at any time.

We also have an anti-pledging policy whereby, no director, officer or employee may pledge Company securities, unless the pledge has been approved by the Audit Committee.

EXECUTIVE OFFICERS

The following table sets forth information as of the date hereof regarding individuals who serve as our executive officers:

Name	Age	Position
Steven Yi	51	Chief Executive Officer, President, and Co-Founder
Eugene Nonko	41	Chief Technology Officer and Co-Founder
Tigran Sinanyan	39	Chief Financial Officer and Treasurer
Jeffrey Coyne	55	General Counsel and Secretary
Keith Cramer	41	Senior Vice President, Supply Partnerships
Amy Yeh	43	Senior Vice President, Technology
Brian Mikalis	46	Senior Vice President, Demand Partnerships
Robert Perine	38	Vice President, Product
Serge Topjian	36	Vice President, Media Buying
Jeff Sweetser	37	Vice President, Supply Partnerships

The biographies of Steven Yi and Eugene Nonko are presented on pages 8 and 10. The biographies of our other executive officers are set forth below.

Tigran Sinanyan has served as the Chief Financial Officer of the Company since August 2015 and previously served as Vice President, Finance, of the Company, from January 2012 to August 2015. Prior to joining the Company, Mr. Sinanyan served as Senior Manager, Corporate Development and Finance, at Oversee.net, a technology-driven media company that owned and operated a portfolio of consumer and business-to-business properties, from 2007 to 2012. Prior to that, Mr. Sinanyan served as Manager of Strategy and Corporate Development at Lexicon Marketing, a direct response TV marketer of products and services to the U.S. Hispanic market, from October 2005 to October 2007. Mr. Sinanyan received his undergraduate degree in Business Administration from the University of California, Berkeley, Haas School of Business. As reported by the Company on a Form 8-K filed July 8, 2021, Mr. Sinanyan will be resigning from the Company effective October 1, 2021 to pursue a general management role with a privately-held company, and the Company is conducting a search for his successor.

Jeffrey Coyne has served as General Counsel and Secretary of the Company since May 2021. Prior to joining the Company, Mr. Coyne served as Executive Vice President, General Counsel and Secretary of Veritone, Inc. a leading provider of artificial intelligence (AI) technology and solutions, from 2016 to 2021. Mr. Coyne served as Senior Vice President, General Counsel and Corporate Secretary of Newport Corporation, a global supplier of advanced technology products that was acquired by MKS Instruments, Inc., from 2004 to 2016, and served as Vice President, General Counsel and Corporate Secretary of Newport Corporation from 2001 to 2004. Prior to that, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, a technology-focused law firm. Mr. Coyne received his undergraduate degree in Economics from Duke University and his J.D. from the University of Southern California Law Center.

Keith Cramer has served as Senior Vice President, Supply Partnerships, of the Company since March 2014. Prior to joining the Company, Mr. Cramer served as a Vice President at Vantage Media, an advertising technology company that specialized in online customer acquisition in the insurance and education verticals, from 2012 to 2014. Prior to that, Mr. Cramer served at QuinStreet, an online performance marketing company that provides online platform solutions to match consumers with brands in digital media, as Senior Director, Insurance, from 2010 to 2012, as Director, Insurance, from 2009 to 2010, and as Senior Manager, SureHits Publishing, from 2008 to 2009. Mr. Cramer received his undergraduate degree in Management and Economics from the University of Florida, Warrington College of Business Administration and his M.B.A. from Oklahoma Christian University.

Amy Yeh has served as Senior Vice President, Technology, of the Company since January 2019 and Vice President, Engineering, of the Company from March 2015 to December 2018. Prior to joining the Company, Ms. Yeh served as the Chief Technology Officer at Wedge Buster, a gaming company specializing in sports gaming and fantasy sports on social networks and mobile platforms, from 2011 to 2015, and served as the Chief Product Officer at Federated Media Publishing, a digital content and marketing company that delivers advertising opportunities and engagement tools to reach agencies’ and brands’ target audiences, from 2010 to 2011. Prior to that, Ms. Yeh served as Senior Vice President, New Media and Digital Technology at STAR TV, a premier satellite television broadcaster in Asia, from 2008 to 2009. Ms. Yeh received her undergraduate degree in Computer Science and Integrated Biology from the University of California, Berkeley.

Brian Mikalis has served as Senior Vice President, Demand Partnerships, of the Company since March 2020. Prior to joining the Company, Mr. Mikalis served as Senior Vice President, National Sales, at Firefly, a marketing company that installs and sells digital advertising on displays mounted to the tops of taxi and rideshare vehicles, from 2019 to 2020. Prior to that, Mr. Mikalis served at Pandora, a leading music and podcast discovery platform, as Senior Vice President, Monetization and Mid-Market Sales, from 2012 to 2018 and as Vice President, Performance, Inside and Local Sales, from 2009 to 2012. Mr. Mikalis received his undergraduate degree in Economics from the University of California, Santa Barbara and his M.B.A. from Saint Mary’s College of California.

Robert Perine has served as Vice President, Product, of the Company since August 2017. Prior to joining the Company, Mr. Perine served in Product Management at OpenX, a programmatic advertising technology company that optimizes a company’s advertising revenue, from 2015 to 2017, and served as Senior Manager, Product Management, at Demand Media, an online content company that operates brands including eHow, livestrong.com and Society6, from 2009 to 2015. Mr. Perine received his undergraduate degree in Computer Science from University of Southern California.

Serge Topjian has served as Vice President, Media Buying, of the Company since January 2018 and Vice President, Paid Media, of the Company from May 2013 to January 2018. Prior to joining the Company, Mr. Topjian served as Senior Manager, Search Engine Marketing, at LegalZoom, a technology platform that provides access to professional legal advice, from 2013 to 2015, and served as Manager, Search Engine Marketing, at Oversee.net, a technology-driven media company that owned and operated a portfolio of consumer and business-to-business properties, from 2008 to 2011. Mr. Topjian received his undergraduate degree in Business Administration, Economics and Management from California State University, Northridge.

Jeff Sweetser has served as Vice President, Supply Partnerships, of the Company since January 2020, and as a Senior Director, Supply Partnerships, of the Company since October 2015. Prior to joining the Company, Mr. Sweetser served as a Senior Director at Katch, an advertising technology company that specialized in online customer acquisition in the insurance and education verticals, from 2014 to 2015, as a Director from 2013-2014, and as Senior Manager from 2012-2013. Prior to that, Mr. Sweetser served at Inflection, a big data company as a Senior Manager, Affiliate Sales, from 2011 to 2012. Mr. Sweetser received his undergraduate degree in Marketing from Santa Clara University, the Leavey School of Business.

Family Relationships

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer.

EXECUTIVE COMPENSATION

This section provides a discussion of the compensation paid or awarded to our principal executive officer and our two other most highly compensated executive officers for fiscal 2020. We refer to these individuals as our named executive officers (“NEOs”). For fiscal year 2020, our NEOs were Steven Yi, our Chief Executive Officer and Co-Founder; Eugene Nonko, our Chief Technology Officer and Co-Founder; and Tigran Sinanyan, our Chief Financial Officer.

As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The following table sets forth the total compensation awarded to, or earned by or paid to, our NEOs with respect to fiscal years 2019 and 2020.

Name and principal position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Nonequity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Steven Yi	2020	512,750	—	34,917,535	675,000	8,550	36,113,835
Chief Executive Officer and Co-Founder	2019	500,000	200,000	1,893,783	600,000	8,400	3,202,183

Eugene Nonko	2020	534,000	—	34,917,535	675,000	8,550	36,135,085
Chief Technology Officer and Co-Founder	2019	534,000	200,000	1,893,783	600,000	8,400	3,236,183

Tigran Sinanyan	2020	350,000	200,000	2,083,272	270,000	8,550	2,911,822
Chief Financial Officer	2019	300,000	75,000	235,365	240,000	57,847	908,212

(1)	Salary amounts shown above represent actual salary earned during the year, reported as gross earnings (i.e., gross amounts before taxes and applicable payroll deductions).
(2)

For Mr. Sinanyan, reflects the portion of 2020 annual cash bonus awarded for successful completion of our IPO, determined in the discretion of our Compensation Committee. The remaining portion of the NEO’s 2020 annual cash bonus was tied to achievement of Company performance metrics for 2020 and is reported in the “Nonequity Incentive Plan Compensation” column and described in footnote (4) below. Annual cash bonuses for 2020 performance will be paid in early 2021. Amounts in this column are reported as gross earnings (i.e., gross amounts before taxes and applicable payroll deductions).

(3)

The amounts in this column reflect the aggregate grant date fair value of time-vesting restricted stock units (“RSUs”) and Class B-1 units of QL Holdings LLC granted in fiscal 2020, computed in accordance with Accounting Standards Codification topic 718 as issued by the Financial Accounting Standards Board. For a description of the assumptions used to determine the compensation cost of these awards, see note 2 to the audited financial statements included elsewhere in this prospectus. For Mr. Sinanyan, the stock awards for 2020 also include the grant of Class B-1 units of QL Holdings LLC which were received in exchange of Profits Interest Units (defined below) in the IPO reorganization.

(4)

For each NEO, reflects the portion of 2020 annual cash bonus earned in respect of superior achievement of the Company’s performance goal for 2020, as described under “—Elements of Executive Compensation—Annual Cash Bonuses” below. Such amounts were earned at 135% of target. Annual cash bonuses for 2020 performance will be paid in early 2021. Amounts in this column are reported as gross earnings (i.e., gross amounts before taxes and applicable payroll deductions).

(5)

Reflects, for each NEO, $8,550 and $8,400 of matching contributions under our 401(k) plan made in respect of fiscal 2020 and fiscal 2019, respectively. In addition, the amount reported for Mr. Sinanyan for 2019 includes $49,447 of cash received upon redemption of 25% of his then outstanding and unvested profits interest units in connection with our 2019 recapitalization transaction.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table sets forth information regarding outstanding equity compensation awards held as of December 31, 2020 by our NEOs.

Name	Award Type	Number of Shares or Units that Have not Vested (#)(1)		Market Value of Shares or Units that Have not Vested ($)(3)
Steven Yi	RSUs	1,837,765		72,444,696
Eugene Nonko	RSUs	1,837,765		72,444,696
Tigran Sinanyan	RSUs	91,888		3,622,225
	Class B-1 units	76,190	(2)	3,003,410
	Class B-1 units	29,507	(2)	1,163,166

(1)

Reflects the number of unvested time-vesting RSUs held, directly or indirectly, by the NEOs as of December 31, 2020. Each NEO’s RSU award vests quarterly over the first three years following the grant date, beginning October 27, 2020 and ending on October 28, 2023, subject to continued employment or service with us through each vesting date.

(2)

Reflects the number of Class B-1 units of QL Holdings LLC, held, directly or indirectly, as of December 31, 2020, which were received in exchange of Profits Interest Units in the IPO reorganization. As per the original award terms, all unvested Profits Interest Units were exchanged into Class B-1 units of QL Holdings LLC. The terms of Class B-1 units are described below. 25% of the Class B-1 units granted March 25, 2019 vested on April 1, 2020, which was the first anniversary of the vesting commencement date, and the remaining 75% vest ratably each month over the following 36 months (i.e., beginning on May 1, 2020 and ending on April 1, 2023). 25% of Class B-1 units granted August 6, 2020 will vest on August 31, 2021, the first anniversary of the vesting commencement date, and the remaining 75% will vest ratably each month over the following 36 months (i.e., beginning on September 31, 2021 and ending on August 31, 2024).

(3)	The value is based on $39.07, the closing price of our Class A common stock on December 31, 2020.

Elements of Executive Compensation

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. For fiscal year 2020, the relative levels of base salary for our NEOs are designed to reflect each NEO’s scope of responsibility, and in the case of Messrs. Yi and Nonko, reflect the base salary rates agreed to under their respective employment agreements, described below. See the “Salary” column of the Summary Compensation Table for fiscal years 2019 and 2020, above, for the base salary amounts received by each NEO in fiscal 2020.

Annual Cash Bonuses

Annual bonus compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. The employment agreements for each of Messrs. Yi and Nonko provide that the executive is eligible for an annual target bonus opportunity of 100% of his base salary upon the attainment of one or more pre-established performance goals established by the Board of Directors or the Compensation Committee, in consultation with the executive. Any earned annual bonuses are generally payable as a lump sum during the calendar year following the calendar year with respect to which it is earned following completion of the annual audit of financial statements, unless otherwise approved by the Board of Directors or the Compensation Committee.

In 2020, each NEO was granted a target bonus opportunity that would be payable upon achievement of our annual Adjusted EBITDA target, as defined in “Summary Consolidated Financial and Operating Data” in our

Annual Report on Form 10-K for the year ended December 31, 2020. In light of achievement of the Adjusted EBITDA target for 2020, each NEO was awarded a cash bonus equal to 135% of the executive’s target bonus. Additionally, Mr. Sinanyan was awarded a discretionary amount for successful completion of our IPO in respect of 2020 performance, which was paid in early 2021. The following chart shows, for 2020, each NEO’s target bonus opportunity, the bonus earned based on the actual Adjusted EBITDA achievement for 2020, and the additional bonus awarded to Mr. Sinanyan for successful completion of our IPO:

	2020 Target Bonus Opportunity($)	Bonus Earned for Adjusted EBITDA Achievement (135% of Target) ($)(1)	Bonus for successful completion of IPO ($)(2)	Total 2020 bonus payment ($)
Steven Yi	500,000	675,000	—	675,000
Eugene Nonko	500,000	675,000	—	675,000
Tigran Sinanyan	200,000	270,000	200,000	470,000

(1)	Bonuses earned for Adjusted EBITDA achievement are shown in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table for fiscal years 2019 and 2020 above.
(2)	Bonuses awarded for successful completion of our IPO are shown in the “Bonus” column of the Summary Compensation Table for fiscal years 2019 and 2020 above.

Equity Incentives

We provide long-term incentive compensation to our executive officers through equity-based awards under our stock incentive plans, such as stock options and RSUs, with time-based and/or performance-based vesting conditions.

Pre-IPO Equity Incentive Program

Each of our NEOs received a profits interest award in QL Holdings LLC following the successful completion of our 2019 recapitalization transaction and investment from Insignia. Mr. Sinanyan received an additional profits interest award in August 2020. The awards consisted of Class B units of QL Holdings LLC, which was a class of membership interests in QL Holdings LLC that allowed the holder to share in the future appreciation of QL Holdings LLC’s business, subject to certain vesting conditions, as described in more detail below. The awards granted in 2019 and 2020 and held, directly or indirectly, by the NEOs are referred to in this proxy statement as the “Profits Interest Units.”

The Profits Interest Units were granted pursuant to the Amended and Restated QL Holdings LLC Class B Restricted Unit Plan. The Profits Interest Units participated in pro rata distributions to members of QL Holdings LLC of appreciation above a specified threshold value equal to the equity value of QL Holdings LLC’s business as of the grant date of the award, plus an annually compounded 8% return threshold. If QL Holdings LLC’s equity were not to appreciate in value after the grant date of the award, then the Profits Interest Units would have no value. If a Profits Interest Unit is unvested at the time of any distribution to members of QL Holdings LLC, then, unless otherwise determined by the board of directors of QL Holdings LLC in its discretion, the distributions in respect of the unvested Profits Interest Unit would be held back and would be distributed to the executive if and when the Profits Interest Unit actually vests.

The Profits Interest Units were subject to a four-year vesting schedule, which required the NEO’s continued service with us through the applicable vesting dates. The Profits Interest Units were scheduled to vest as to 25% on the first anniversary of the vesting commencement date set forth in the executive’s award agreement, and the remaining 75% would vest ratably each month over the following 36 months. Vesting of Profits Interest Units granted to Messrs. Yi and Nonko was accelerated as of immediately prior to the recapitalization effected in connection with the IPO reorganization. Mr. Sinanyan’s Profits Interest Units, which were exchanged for the

Class B-1 units of QL Holdings LLC upon the IPO reorganization, remain subject to vesting on the original terms of the grant. When vested, Class B-1 units, together with corresponding shares of our Class B common stock, are exchangeable for shares of our Class A common stock. These awards continue to be governed by the terms of the Amended and Restated QL Holdings LLC Class B Restricted Unit Plan and applicable award agreement.

Under the terms of Mr. Sinanyan’s Profits Interest Units, in the event of a Company Sale (as defined in QL Holdings LLC’s limited liability company agreement), any unvested Profits Interest Units would become fully vested, subject to his continued employment through such date. If a Company Sale is consummated within three months following the termination of his service relationship due to death or disability, or by us without “cause” (as such term is defined in his award agreement), then (i) any Profits Interest Units held by him that were unvested at the time of such termination will become fully vested effective as of the Company Sale, and he will be entitled to receive consideration with respect to such vested units in connection with such Company Sale, and (ii) to the extent the Profits Interest Units were repurchased prior to the Company Sale, he will be paid the difference, if any, between the repurchase price paid to him and the amount he would have received for his vested units upon the Company Sale had the repurchase right not been exercised. If the Company Sale is not consummated within the specified period following death, disability or termination without cause, then any unvested units will be forfeited.

The Profits Interest Units were subject to repurchase rights upon a termination of employment (whereby QL Holdings LLC could elect to repurchase vested units for fair market value or, in the case of a termination for cause or breach of restrictive covenants, zero value), which repurchase rights terminated by their terms upon the closing of the IPO.

In connection with the IPO reorganization, the issued and outstanding Class B units of QL Holdings LLC (including the profits interest units held by our NEOs) were recapitalized. For more information regarding the offering reorganization and holding company structure, see the section entitled “Organizational structure—IPO reorganization transactions” in our registration statement on Form S-1 (File No. 333-254338), which was declared effective by the SEC on March 18, 2021.

Post-IPO 2020 Equity Incentive Program

In 2020, in connection with the IPO, we adopted an omnibus incentive plan (the “Omnibus Incentive Plan”) pursuant to which equity-based and cash incentives may be granted to current or prospective directors, officers, employees, and consultants. Awards may include nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted share awards, RSUs, performance awards, cash incentive awards, and other equity-based awards (including deferred share units and fully vested shares), as determined by our Compensation Committee, which administers the Omnibus Incentive Plan. Our stockholders approved the Omnibus Incentive Plan prior to the closing of the IPO. Awards may be subject to clawback or forfeiture to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NYSE or other applicable securities exchange, or if so required pursuant to a written policy adopted by the Company or the provisions of an award agreement.

In connection with the IPO, we granted RSU awards under the Omnibus Incentive Plan to certain officers, including the NEOs. Messrs. Yi and Nonko each received an RSU award covering 1,837,765 shares of our Class A common stock. Mr. Sinanyan received an RSU award covering 91,888 shares of our Class A common stock. The RSUs will vest quarterly over the first three years following the date of grant, subject to continued employment or service with us through each vesting date, with limited exceptions for (i) in the case of Messrs. Yi and Nonko, a termination of employment or service due to death or “disability,” or a termination by us without “cause” or by the executive for “good reason” (as such terms are defined in their respective amended and restated employment agreements and described above), or (ii) for all awards, a change of control or certain qualifying terminations in connection with a change of control (as defined in the Omnibus Incentive Plan). Each RSU will be entitled to dividend equivalents, which will be payable in cash or shares, as determined by our Compensation Committee, if and when the underlying RSU vests.

Generally Available Benefit Programs

Our NEOs are entitled to participate in the various benefit programs we offer to all of our employees, including a medical plan, dental plan, vision plan, life insurance plan, long-term and short-term disability plans, and (prior to January 1, 2021), our 401(k) plan. Under our 401(k) plan, we make safe-harbor matching contributions equal to not less than 3% of an employee’s plan-eligible compensation, and may elect to make profit sharing contributions in our discretion. In fiscal year 2020, each NEO received a safe-harbor matching contribution of $8,550, and no profit sharing contributions were made to the plan. Commencing January 1, 2021, our NEOs ceased to be eligible for our 401(k) plan; however, QL Holdings, LLC has agreed to make an annual contribution to a simplified employee pension (SEP) IRA for each NEO in the same amount as the contributions the NEO would have received for such year had they remained eligible under our 401(k) plan.

Employment Agreements

Steven Yi and Eugene Nonko

In 2020, in connection with the IPO, the Company and QuoteLab, LLC entered into amended and restated employment agreements with Messrs. Yi and Nonko, in light of the scope and complexity of their public company roles and job responsibilities as the leaders of our business. The amended and restated employment agreements provide for compensation and severance levels that take into account the competitive market assessment prepared by the compensation consultant engaged by our Board of Directors, Compensia Inc. (“Compensia”). The executive’s employment agreement sets forth his base salary and target annual bonus (equal to 100% of base salary), and provides for eligibility to participate in our employee benefit plans generally. See “—Summary Compensation Table” above for information on base salaries and annual bonuses paid to Messrs. Yi and Nonko for fiscal 2020. The executive’s annual base salary rate will be reviewed annually, and may be increased but not decreased.

Under the employment agreements, upon a termination of employment for any reason, the executive will be entitled to any earned but unpaid amounts, including a base salary through the date of termination; an annual bonus for any fiscal year preceding the fiscal year in which termination occurs, payable on the date bonuses are paid to our other senior executives; any unreimbursed business expenses incurred through the date of termination; any accrued but unused vacation time; and any other amounts or benefits required to be paid or provided either by law or under any employer plan or program (collectively, the “Accrued Obligations”).

If the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (as such terms are defined in the employment agreement and described below), the executive will additionally be entitled to the following, subject to his delivery of a release of claims in favor of the Company and its affiliates and his material compliance with certain noncompetition, nonsolicitation and other restrictive covenants set forth in his amended employment agreement:

•	cash severance equal to 18 months’ base salary, at the rate in effect at the time of termination;

•

a severance bonus for the calendar year during which the termination occurs, equal to (x) the executive’s target bonus multiplied by (y) a fraction, the numerator of which is equal to the number of days worked during the calendar year plus 183 days, and the denominator of which is the total number of days in the calendar year, subject to a 12-month minimum;

•	the executive will receive 18 months of service credit under the time-based equity awards he then holds; and

•	employer contributions to the premium cost for COBRA coverage for the executive and his eligible dependents until the 18-month anniversary of the executive’s termination (or, if earlier, until the executive obtains other employment that offers group health benefits or is otherwise no longer eligible for COBRA coverage).

The executive will also be eligible to receive such severance if, within three months preceding or 12 months following, a change of control (as defined in the Omnibus Incentive Plan) (the “Change of Control Protection Period”), the executive’s employment is terminated due to the expiration and non-renewal by us of the term of his amended employment agreement. In addition, if during the Change of Control Protection Period, the executive’s employment is terminated by us without cause, by him for good reason, or due to the expiration and non-renewal by us of the term of his employment agreement, the executive will be entitled to full vesting of the time-based equity awards he then holds.

Under the executive’s employment agreement, “cause” generally means the executive’s:

•

plea of guilty or nolo contendere to, or indictment for, any felony, or conviction of a crime involving moral turpitude that has had or could reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries;

•	commitment of an act of fraud, embezzlement, material misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries;

•	failure for any reason, after 10 days’ written notice, to correct or cease any refusal or intentional or willful failure to comply with the lawful, reasonably appropriate requirement of the employer;

•

chronic absence from work, other than for medical reasons, or a breach of his obligation to devote his business time, attention and efforts to the business (unless approved by the Board of Directors in writing, or cured by the executive within 10 days following notice from his employer of the event);

•	use of illegal drugs that has materially affected the performance of his duties (unless the event is cured by the executive within 10 days following notice from his employer of the event);

•	gross negligence or willful misconduct in his duties that has caused substantial injury to the Company

•	(unless the event is cured by the executive within 10 days following notice from his employer of the event); or

•

breach of any non-competition, non-solicitation, and/or confidentiality provision or any material breach of any proprietary or confidential information or assignment of inventions agreement between the executive and the Company or any of its subsidiaries (unless the event is cured by the executive within 10 days following notice from his employer of the event).

Under the executive’s employment agreement, “good reason” generally means the occurrence of any of the following events without the consent of the executive, unless such events are fully corrected by the employer within 30 days following written notice, and provided that the executive gives written notice of his resignation within 30 days after his actual knowledge of the event and the executive actually terminates his employment within 30 days following the expiration of the employer’s cure period:

•

reduction in the amount of the executive’s base salary rate or target bonus opportunity (other than an across-the-board reduction in the salary level or target bonus opportunities of our senior executives as a group by the same percentage amount and approved by the Board of Directors or the Compensation Committee);

•	change in the executive’s titles, reporting requirements or reduction in his responsibilities materially inconsistent with the positions he holds;

•	change in the executive’s place of work to a location more than 25 miles from his present place of work; or

•	material breach of the Company’s obligations under the employment agreement.

In addition, under the amended and restated employment agreements, the executives will also be entitled to payment of any withheld distributions under QL Holdings LLC’s limited liability company agreement upon the termination of such executive’s employment by us without cause, by him for good reason, or due to the expiration and non-renewal by us of the term of his employment agreement.

Tigran Sinanyan

In connection with the IPO, the Company and QuoteLab, LLC entered into a new employment agreement with Mr. Sinanyan, setting forth his base salary, target annual bonus and severance opportunities. The Company determined that it would be appropriate to enter into a new employment agreement with Mr. Sinanyan in light of the scope and complexity of his public company role and job responsibilities as our Chief Financial Officer.

Mr. Sinanyan’s new employment agreement provides for base salary, target annual bonus and severance levels that take into account the competitive market assessment prepared by Compensia. Initially, Mr. Sinanyan’s annual base salary rate is $350,000. His annual base salary rate will be reviewed annually, and may be increased but not decreased. His initial target annual bonus opportunity is 57% of his annual base salary rate, and is subject to the attainment of one or more pre-established performance goals for 2021.

In addition, under his new employment agreement, Mr. Sinanyan is eligible (subject to his delivery of a release of claims in favor of the Company and its affiliates, as well as his material compliance with certain noncompetition, nonsolicitation and other restrictive covenants set forth in his employment agreement) to receive the following severance if his employment is terminated by us without “cause” or by him for “good reason” (as such terms are defined in his employment agreement, substantially similar to the definitions of such terms in Messrs. Yi and Nonko’s employment agreements):

•	the Accrued Obligations;

•	cash severance equal to 12 months’ base salary, at the rate in effect at the time of termination;

•	a prorated portion of his annual bonus for the year of termination (subject to a six-month minimum); and

•

employer contributions to the premium cost for COBRA coverage for the executive and his eligible dependents until the 12-month anniversary of the executive’s termination (or, if earlier, until the executive obtains other employment that offers group health benefits or is otherwise no longer eligible for COBRA coverage).

If, within three months preceding or 12 months following, a change of control (as defined in the Omnibus Incentive Plan), Mr. Sinanyan’s employment is terminated (x) by us without “cause,” (y) by him for “good reason,” or (z) due to the expiration and non-renewal by us of the term of his employment agreement, his severance would instead equal 18 months’ base salary; up to 18 months of employer contributions to the premium cost for COBRA coverage; a prorated portion of his annual bonus for the year of termination (subject to a six-month minimum); and full vesting of the time-based equity awards he then holds. Mr. Sinanyan will also be entitled to payment of any withheld distributions under QL Holdings LLC’s limited liability company agreement upon any of the foregoing qualifying terminations of employment.

Section 162(m) Considerations

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation paid to any covered employee in excess of $1,000,000 per year. Under Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, the term “covered employee” generally means the chief executive officer, chief financial officer and each NEO whose compensation is required to be reported for the relevant fiscal year. In December 2019, the IRS released proposed regulations under Section 162(m) of the Code, which addressed changes to the Tax Cuts and Jobs Act and, among other things, extended the coverage of Section 162(m) of the Code to include compensation paid by a partnership for services performed for it by a covered employee of a corporation that is a partner in the partnership. The proposed regulations, if they become effective in their current form, may reduce the amount of tax deductions available to the Company and its subsidiaries. Our Compensation Committee retains authority to make payments or grant awards under the Omnibus Incentive Plan or otherwise that are not fully deductible if, in its sole discretion, such payments are necessary to achieve our compensation objectives and to protect stockholder interests.

Roles of Compensation Consultants in Determining Executive Compensation

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged Compensia as its independent compensation consultant to provide it with objective and expert analyses, advice and information with respect to certain executive compensation matters. All executive compensation services provided by Compensia were directed or approved by the Compensation Committee, and Compensia reports directly to the Compensation Committee on this assignment. The Compensation Committee has concluded that no conflict of interest exists with Compensia with respect to the services it provided to the Compensation Committee during 2020. Compensia did not provide any services to the Company or its management other than services to the Compensation Committee, and we do not currently expect Compensia to provide other services to the Company while serving as the Compensation Committee’s consultant.

In addition to Compensia, members of our human resources, legal and finance departments support the Compensation Committee in its work management by providing data, analysis and recommendations regarding the Company’s executive compensation practices and policies and individual pay recommendations.

Roles of Management in Determining Executive Compensation

The Compensation Committee periodically meets with our Chief Executive Officer and/or other executive officers to obtain recommendations with respect to compensation programs for executives and other employees. Our Chief Executive Officer makes recommendations to the Compensation Committee on the base salaries, target incentives and performance measures, and equity compensation for our executives and other key employees. The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation. Our Chief Executive Officer and certain other executives attend most of the Compensation Committee’s meetings, but the Compensation Committee also holds private sessions outside the presence of members of management. The Compensation Committee discusses our Chief Executive Officer’s compensation with him, but makes decisions with respect to his compensation without him present. In 2020, the Compensation Committee reviewed, discussed and negotiated with the NEOs the compensation and other terms and conditions of their employment agreements. The Compensation Committee has delegated to management the authority to make certain decisions regarding compensation for employees other than executive officers. The Compensation Committee has not delegated any of its authority with respect to the compensation of executive officers.

Director Compensation for Fiscal Year 2020

The following table summarizes the compensation earned by, or awarded or paid to, those directors who, for the year ended December 31, 2020, were compensated for their service as directors. None of the other directors (i.e., those not listed in the table) earned, were awarded or were paid any compensation from us for the year ended December 31, 2020, for their service as directors.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
Morgan Davis	40,000	—	40,000
Venmal (Raji) Arasu	14,375	300,010	314,385
Lara Sweet	16,875	300,010	316,885
Kathy Vrabeck	18,750	300,010	318,760

(1)	Reflects the cash retainers paid to such director for service on our Board and committees during 2020. Mr. Davis resigned as a director of QL Holdings, LLC at the time of our IPO in October 2020.
(2)

Represents the aggregate grant date fair value of the RSU award granted on October 27, 2020. Three of our non-employee directors who joined our Board of Directors in connection with the IPO, Kathy Vrabeck, Lara Sweet and Venmal (Raji) Arasu, received their initial one-time equity award of $300,000 in the form of RSUs, which vests quarterly over three years following the date of grant, subject to continued services through the applicable vesting date. Each of Kathy Vrabeck, Lara Sweet and Venmal (Raji) Arasu were granted 15,790 RSUs which vest quarterly over three years, beginning on October 27, 2020 and ending on October 28, 2023.

In connection with the IPO, the Company implemented a new director compensation policy applicable to our non-employee directors. Members of our Board of Directors who are representatives of White Mountains and Insignia each agreed, subject to annual confirmation and provided that the Company remains a controlled company, to waive fees that would have been due to them under the new director compensation policy in respect of their services on our Board of Directors.

Under this new director compensation policy, each such non-employee director is entitled to:

•	an annual cash retainer of $40,000, payable quarterly in arrears;

•	annual equity-based compensation of $175,000 in the form of RSUs, subject to the terms described below; and

•

for new non-employee directors who join our Board of Directors, an initial, one-time equity award of $300,000 in the form of RSUs, granted as of the time of their appointment, which vest quarterly over three years following the date of grant, subject to continued services through the applicable vesting date.

Annual equity awards will be granted to each director as of the date of our annual stockholder meeting, commencing with our first annual stockholder meeting, prospectively for the year of service following the annual stockholder meeting, and will vest on the earlier of (x) the one-year anniversary of the grant date and (y) the following year’s annual stockholder meeting, subject to continued service. Any non-employee director who joins our Board of Directors mid-year will receive prorated annual cash retainers during the director’s first year of service.

In addition, our new director compensation policy provides for annual retainers for the chairperson of our Board of Directors, lead independent director (if applicable), committee chairs and committee members, in the following amounts:

•	$25,000 for the chair;

•	$20,000 for the lead independent director (if not the chair);

•	$20,000 for the chair of our Audit Committee;

•	$15,000 for the chair of our Compensation Committee;

•	$10,000 for the chair of our Nominating and Corporate Governance Committee;

•	$10,000 for each member of the Audit Committee, other than the chair;

•	$7,500 for each member of the Compensation Committee, other than the chair; and

•	$5,000 for each member of the Nominating and Corporate Governance Committee, other than the chair.

Compensation Committee Interlocks and Insider Participation

Venmal (Raji) Arasu, Anthony Broglio, Jennifer Moyer and Lara Sweet served on our Compensation Committee during 2020. None of the members of our Compensation Committee has at any time been an officer or employee of the Company. As described above, Venmal (Raji) Arasu is Executive Vice President and Chief Technology Officer of Autodesk, Inc., Anthony Broglio is a Partner at Insignia, Jennifer Moyer is the Chief Administrative Officer of White Mountains and Lara Sweet was the Chief People Officer of Snap, Inc. during 2020. Anthony Broglio and Jennifer Moyer were appointed to our Board by Insignia and White Mountains, respectively, pursuant to the provisions of our stockholders’ agreement as described above. Certain transactions involving these parties are described under the heading “Certain Relationships and Related Party Transactions.” During 2020, none of our executive officers served as a member of the board of directors or a compensation committee of any entity for which a member of our Board or Compensation Committee served as an executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our capital stock, as of July 15, 2021, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

We have based our calculation of the percentage of beneficial ownership on 38,788,783 shares of our Class A common stock outstanding and entitled to vote and 20,962,000 shares of our Class B common stock outstanding as of the record date.

To our knowledge, each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, California 90017.

	Shares of Class A Common Stock Beneficially Owned			Shares of Class B Common Stock Beneficially Owned			Total Voting Power
Name of Beneficial Owner	Number		%	Number		%	%
Named Executive Officers and Directors:
Steven Yi(1)	285,824		*	46,166	*		*
Eugene Nonko(2)	305,731		*	3,970,051		19%	7%
Tigran Sinanyan(3)	24,780		*	388,334		2%	*
Venmal (Raji) Arasu(4)	3,947		*	—		0%	*
Anthony Broglio(5)	—		0%	—		0%	0%
Christopher Delehanty(6)	—		0%	—		0%	0%
David Lowe(7)	—		0%	—		0%	0%
Jennifer Moyer(8)	—		0%	—		0%	0%
Lara Sweet(9)	3,947		*	—		0%	*
Kathy Vrabeck(10)	3,947		*	—		0%	*
All Directors and Executive Officers as a Group (17 persons)(11)	776,196		2%	5,324,013		25%	10%

Greater than 5% Stockholders:
White Mountains(12)	16,939,998		44%	—		0%	28%
Insignia(13)	—		0%	8,774,694		42%	15%
Kayne Anderson Rudnick Investment Management LLC(14)	4,736,951		12%	—		0%	8%
OBF Investments, LLC(15)	—		0%	3,923,885		19%	7%
Ambrose Wang(16)	38,839	*		2,815,206		13%	5%

*	Less than 1%

(1)	Includes 153,147 shares of Class A Common Stock that are issuable to Mr. Yi within 60 days following July 15, 2021 upon the vesting and settlement of RSUs.
(2)

Consists of (i) 152,584 shares of Class A Common Stock held by Mr. Nonko, (ii) 3,970,051 shares of Class B Common Stock held by O.N.E. Holdings, LLC, and (iii) 153,147 shares of Class A Common Stock issuable to Mr. Nonko within 60 days following July 15, 2021 upon the vesting and settlement of RSUs. Mr. Nonko is the managing member of O.N.E. Holdings, LLC, which is owned by trusts for the benefit of Mr. Nonko and his immediate family.

(3)	Includes 7,657 shares of Class A Common Stock that are issuable to Mr. Sinanyan within 60 days following July 15, 2021 upon the vesting and settlement of RSUs.
(4)	Includes 1,316 shares of Class A Common Stock that are issuable to Ms. Arasu within 60 days following July 15, 2021 upon the vesting and settlement of RSUs.
(5)	Mr. Broglio is a Partner and member of the Investment Committee of Insignia. Mr. Broglio disclaims beneficial ownership of the securities held by Insignia.
(6)	Mr. Delehanty is a senior leader of White Mountains. Mr. Delehanty disclaims beneficial ownership of the securities held by White Mountains.
(7)	Mr. Lowe is a Partner and member of the Investment Committee of Insignia. Mr. Lowe disclaims beneficial ownership of the securities held by Insignia.
(8)	Ms. Moyer is a senior leader of White Mountains. Ms. Moyer disclaims beneficial ownership of the securities held by White Mountains.
(9)	Includes 1,316 shares of Class A Common Stock that are issuable to Ms. Sweet within 60 days following July 15, 2021 upon the vesting and settlement of RSUs.
(10)	Includes 1,316 shares of Class A Common Stock that are issuable to Ms. Vrabeck within 60 days following July 15, 2021 upon the vesting and settlement of RSUs.
(11)	Includes 379,158 shares of Class A Common Stock that are issuable to such persons within 60 days following July 15, 2021 upon the vesting and settlement of RSUs.
(12)

Bridge Holdings (Bermuda) Ltd. and White Mountains Investments (Luxembourg) S.à r.l., both of which are wholly owned subsidiaries of White Mountains Insurance Group Ltd. The board of directors and senior officers of White Mountains Insurance Group Ltd. exercise joint voting and investment control over the securities held by Bridge Holdings (Bermuda) Ltd. and White Mountains Investments (Luxembourg) S.à r.l. The members of such board of directors and such senior officers disclaim beneficial ownership with respect to such securities. The principal business address for White Mountains is 23 South Main Street, Suite 3B, Hanover, NH 03755.

(13)

Reflects shares of Class B common stock held directly by Insignia A QL Holdings, LLC (“Insignia A”) and Insignia QL Holdings, LLC (“Insignia QL”). Insignia Capital Partners (Parallel A), L.P. (“Parallel A”) and Insignia Capital Partners (AIV), L.P. (“Insignia AIV”) are members of Insignia A having the power to appoint the majority of the board of managers of Insignia A. Insignia Capital Partners, L.P. (“Insignia Capital” and together with Parallel A and Insignia AIV, the “Insignia Fund”) is the managing member of Insignia QL. Insignia Capital Partners GP, LLC (“Insignia GP”) is the general partner of the Insignia Fund. The three member Investment Committee of Insignia GP, comprised of David Lowe, Anthony Broglio and Melvyn Deane, exercises voting and investment control over the securities held directly by Insignia A and Insignia QL, which acts by a majority vote of its members. Consequently, the Insignia Fund and Insignia GP may be deemed to beneficially own the securities held directly by Insignia A and Insignia QL. Messrs. Lowe, Broglio and Deane disclaim beneficial ownership of the securities held directly by Insignia A and Insignia QL. The principal business address of Insignia A, Insignia QL, the Insignia Fund and Insignia GP is 1333 North California Boulevard, Suite 520, Walnut Creek, CA 94596.

(14)

Reflects beneficial ownership as reported in an amended Schedule 13G filed with the SEC on April 12, 2021 by Kayne Anderson Rudnick Investment Management LLC (“Kayne”), Virtus Investment Advisers, Inc. (“Virtus Investments”) and Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund (“Virtus KAR”). For these purposes, (i) Kayne has sole voting power with respect to 1,382,034 shares of Class A common stock, shared voting power with respect to 4,736,951 shares of Class A common stock, sole dispositive power with respect to 1,382,034 shares of Class A common stock, and shared dispositive power with respect to 4,736,951 shares of Class A common stock; (ii) Virtus Investments has shared voting power with respect to 4,736,951 shares of Class A common stock and shared dispositive power with respect to 4,736,951 shares of Class A common stock; and (iii) Virtus KAR has shared voting power with respect to 4,646,036 shares of Class A common stock and shared dispositive power with respect to 4,646,035 shares of Class A common stock. The principal business address of Kayne is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067, the principal business address of Virtus Investments is One Financial Plaza, Hartford, CT 06103, and the principal business address of Virtus KAR is 101 Munson Street, Greenfield, MA 01301.
(15)

Reflects shares of Class B common stock held directly by OBF Investments, LLC (“OBF”), which is owned by trusts for the benefit of Mr. Yi and members of his family. Jason Heiling, as Managing Member of OBF, may be deemed to have sole voting and dispositive power over such shares. Mr. Heiling disclaims beneficial ownership of the securities held by OBF. The principal business address of OBF is 202 South Minnesota Street, Carson City, NV 89703.

(16)

Consists of (i) 23,524 shares of Class A Common Stock held by Mr. Wang, (ii) 2,815,206 shares of Class B Common Stock held by Wang Family Investments, LLC, and (iii) 15,315 shares of Class A Common Stock issuable to Mr. Wang within 60 days following July 15, 2021 upon the vesting and settlement of RSUs. Mr. Wang is the managing member of Wang Family Investments, LLC, which is owned by trusts for the benefit of Mr. Wang and his immediate family.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our executive officers and directors which are described elsewhere in this prospectus, below we describe transactions since January 1, 2017 to which we were or will be a participant and in which:

•	The amounts involved exceeded or will exceed $120,000; and

•

Any of our directors, executive officers or holders of more than 5% of our outstanding voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

In connection with our IPO reorganization, we engaged in certain transactions with White Mountains, Insignia, the Founders and the other Senior Executives. Each of White Mountains, Insignia and Mr. Nonko is a beneficial owner of 5% or more of our voting securities through ownership of shares of our Class A common stock and/or Class B common stock.

As used herein, unless otherwise noted or the context requires otherwise:

Certain Terms

For purposes of the discussion under this “Certain Relationships and Related Party Transactions” heading, the capitalized terms below have the following meanings:

•	“Intermediate Holdco” means Guilford Holdings, Inc., our wholly owned subsidiary and the owner of all Class A-1 units of QL Holdings LLC, after giving effect to the IPO reorganization.

•

“IPO reorganization” means the series of reorganization transactions completed on October 27, 2020 in connection with our IPO, as described under “Organizational structure—Fourth amended and restated limited liability company agreement of QL Holdings LLC” in our registration statement on Form S-1 (File No. 333-254338), which was declared effective by the SEC on March 18, 2021.

•

“Legacy Profits Interest Holders” means certain current or former employees of QL Holdings LLC or its subsidiaries (other than the Senior Executives), who indirectly held Class B units in QL Holdings LLC prior to giving effect to the IPO reorganization, and includes any estate planning vehicles or other holding companies through which such persons hold their shares of our Class A common stock.

•

“Pre-IPO Leveraged Distribution” means the distribution by QuoteLab, LLC of a portion of the proceeds from its 2020 term loan facility to QL Holdings LLC, which in turn distributed such proceeds to the pre-IPO members of QL Holdings LLC.

•

“Selling Class B-1 Unit Holders” means Insignia, the Senior Executives, and the Legacy Profits Interests Holders, who sold a portion of their Class B-1 units to Intermediate Holdco in connection with the IPO.

•

“Senior Executives” means the Founders and the following officers at the Company that held Class B units in QL Holdings LLC prior to our IPO: Keith Cramer, Tigran Sinanyan, Lance Martinez, Brian Mikalis, Robert Perine, Jeff Sweetser, Serge Topjian, and Amy Yeh. This term also includes any estate planning vehicles or other holding companies through which such persons hold their units in QL Holdings LLC.

Reorganization Agreement

Prior to the IPO, we entered into a reorganization agreement with QL Holdings LLC, White Mountains, Intermediate Holdco, the Legacy Profits Interest Holders and the other members of QL Holdings LLC, pursuant to which we undertook a series of reorganization transactions in connection with the IPO reorganization.

Fourth Amended and Restated Limited Liability Company Agreement of QL Holdings LLC

We operate our business through QL Holdings LLC, together with its subsidiaries. The operations of QL Holdings LLC, and the rights and obligations of its members are governed by the fourth amended and restated limited liability company agreement of QL Holdings LLC. Through our wholly owned subsidiary, Intermediate Holdco, we serve as sole managing member of QL Holdings LLC. As such, we control its business and affairs and are responsible for the management of its business.

The following is a description of the material terms of the fourth amended and restated limited liability company agreement.

Governance

Through our wholly owned subsidiary, Intermediate Holdco, we serve as sole managing member of QL Holdings LLC. As such, we control its business and affairs and are responsible for the management of its business. No other members of QL Holdings LLC, in their capacity as such, have any authority or right to control the management of QL Holdings LLC or to bind it in connection with any matter.

Voting and Economic Rights of Members

QL Holdings LLC has two classes of outstanding equity: Class A-1 units, which may only be issued to our wholly owned subsidiary, Intermediate Holdco, as sole managing member, and Class B-1 units. We refer to these Class A-1 units and Class B-1 units of QL Holdings LLC, collectively, as QL units. Insignia and the Senior Executives hold Class B-1 Units. The Class A-1 units and Class B-1 units entitle their holders to equivalent economic rights, meaning an equal share in the profits and losses of, and distributions from, QL Holdings LLC. Holders of Class B-1 units have no voting rights as it pertains to QL Holdings LLC, except for the right to approve certain amendments to the fourth amended and restated limited liability company agreement.

Net profits and losses of QL Holdings LLC generally will be allocated, and distributions will be made, to its members pro rata in accordance with the number of QL units (Class A or Class B, as the case may be) they hold. Accordingly, based on their holdings as of July 15, 2021, net profits and net losses of QL Holdings LLC will be allocated, and distributions will be made, approximately 64.9% to us and approximately 35.1% to the holders of Class B-1 units.

Subject to the availability of net cash flow at the QL Holdings LLC level and to applicable legal and contractual restrictions, we intend to cause QL Holdings LLC to distribute to Intermediate Holdco cash payments (and, if applicable, cause Intermediate Holdco to declare and pay a dividend to us in the same amount) for the purposes of funding tax obligations in respect of any net taxable income that is allocated to us as a member of QL Holdings LLC, to fund dividends, if any, declared by us and to make any payments due under the tax receivables agreement, as described below. See “—Tax Consequences.” QL Holdings LLC will be required to make pro rata distributions to each other member of QL Holdings LLC, as and when QL Holdings LLC makes any distribution to Intermediate Holdco. Regardless of whether QL Holdings LLC makes distributions to its members in any given year, the determination to pay dividends, if any, to holders of our Class A common stock will be made by our board of directors. We do not, however, expect to declare or pay any cash or other dividends in the foreseeable future on our Class A common stock, as we intend to reinvest any cash flow generated by operations in our business. Class B common stock will not be entitled to any dividend payments.

Coordination of MediaAlpha, Inc. and QL Holdings LLC

Whenever we issue one share of Class A common stock for cash, the net proceeds will be promptly contributed to Intermediate Holdco and then in turn to QL Holdings LLC, in exchange for one Class A-1 unit of QL Holdings LLC. Alternatively, from time to time, we may, at our election, transfer the net proceeds of the issuance of shares of Class A common stock to a holder of Class B-1 units of QL Holdings LLC in exchange for their Class B-1 unit and a share of our Class B common stock in order to satisfy our obligations under the exchange agreement (in lieu of issuing a share of Class A common stock to such exchanging Class B-1 unitholder). See “—Exchange Agreement” for additional information regarding the exchange process. However, the Class B-1 unitholders cannot require us to pay cash for their Class B-1 units under the exchange agreement. In the event we elect to pay cash for a Class B-1 unit, QL Holdings LLC will cancel such exchanged Class B-1 unit and issue to Intermediate Holdco one Class A-1 unit. If we issue other classes or series of equity securities, we will contribute to Intermediate Holdco, and then in turn to QL Holdings LLC, the net proceeds we receive in connection with such issuance, and QL Holdings LLC will issue to Intermediate Holdco an equal number of equity securities with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we repurchase any shares of Class A common stock (or equity securities of other classes or series) for cash, QL Holdings LLC will, immediately prior to our repurchase, redeem an equal number of Class A-1 units (or its equity securities of the corresponding classes or series), upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) that are repurchased. Common units and shares of our common stock will be subject to equivalent stock splits, dividends and reclassifications.

We do not conduct any business other than the management and ownership of QL Holdings LLC through our wholly owned subsidiary, Intermediate Holdco, or own any other material assets (other than on a temporary basis), although we may take such actions and own such assets as are necessary to comply with applicable law, including compliance with our responsibilities as a public company under the U.S. federal securities laws, and may incur indebtedness and take other actions if we determine that doing so is in our best interest.

Issuances of Class A-1 and Class B-1 Units

Class A-1 units may be issued only to our wholly owned subsidiary, Intermediate Holdco, as sole managing member of QL Holdings LLC. Class B-1 units may be issued only to persons or entities we permit, which immediately following the completion of the IPO, included Insignia and the Senior Executives. Such issuances shall be made in exchange for cash or other consideration. Class B-1 units may not be transferred as Class B-1 units except to certain permitted transferees and in accordance with the restrictions on transfer set forth in the fourth amended and restated limited liability company agreement of QL Holdings LLC. Any such transfer must be accompanied by the transfer of an equal number of shares of our Class B common stock.

Exculpation and Indemnification

The fourth amended and restated limited liability company agreement of QL Holdings LLC contains provisions limiting the liability of QL Holdings LLC’s members (including Intermediate Holdco, our wholly owned subsidiary), officers and their respective affiliates to QL Holdings LLC or any of its members. Moreover, the fourth amended and restated limited liability company agreement contains broad indemnification provisions for QL Holdings LLC’s members (including Intermediate Holdco, our wholly owned subsidiary), officers and their respective affiliates. Because QL Holdings LLC is a limited liability company, these provisions are not subject to the limitations on exculpation and indemnification contained in the DGCL with respect to the indemnification that may be provided by a Delaware corporation to its directors and officers.

Tax Consequences

QL Holdings LLC unitholders, including us (indirectly through Intermediate Holdco), generally incur U.S. federal, state and local income taxes on their allocable shares of any net taxable income of QL Holdings LLC. The fourth amended and restated limited liability company agreement of QL Holdings LLC provides for pro rata cash distributions to its members to cover (i) our U.S. federal, state and local tax obligations in respect of our allocable share of QL Holdings LLC’s taxable income and (ii) our obligations under the tax receivables agreement. In addition, the fourth amended and restated limited liability company agreement of QL Holdings

LLC also provides for (in certain cases) tax distributions for a fiscal quarter to its other members in respect of their pre-exchange allocable share of QL Holdings LLC’s taxable income for such fiscal quarter relating to Class B-1 Units (if any) transferred to us by them (pursuant to the exchange agreement) before the applicable tax distribution date.

QL Holdings LLC intends that an election under Section 754 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), will be effective for 2020 and future taxable years. We expect that, as a result of this election, our purchase (through Intermediate Holdco) of Class B-1 units of QL Holdings LLC in connection with the IPO, as well as any post-IPO exchanges of Class B-1 units of QL Holdings LLC, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock (or, at our election, cash of an equivalent value), will increase our share of the tax basis of the tangible and intangible assets of QL Holdings LLC, which will increase the tax depreciation and amortization deductions available to us and could create other tax benefits. This existing and increased tax basis may also decrease gain (or increase loss) on future dispositions of certain assets to the extent tax basis is allocated to those assets.

Any such deductions or other tax benefits (including additional tax benefits created as a result of payments under the tax receivables agreement itself) could reduce the amount of cash taxes that we would otherwise be required to pay in the future. We will be required to pay 85% of such cash tax reduction, if any, to the tax receivables agreement’s counterparties. To the extent that we are unable to make payments under the tax receivables agreement for any reason, such payments will be deferred and will accrue interest until paid. See “—Tax Receivables Agreement.”

Exchange Agreement

Immediately prior to the completion of the IPO, we entered into an exchange agreement with Insignia and the Senior Executives, each of which hold Class B-1 units. Pursuant to and subject to the terms of the exchange agreement and the fourth amended and restated limited liability company agreement of QL Holdings LLC, holders of Class B-1 units, from time to time, may exchange one Class B-1 unit, together with the corresponding share of our Class B common stock, for one share of our Class A common stock (or, at our election, cash of an equivalent value).

Exchanges pursuant to the exchange agreement may be completed, unless otherwise directed by the holder of Class B-1 units, at the election of QL Holdings LLC, by us, Intermediate Holdco, or QL Holdings LLC. If Intermediate Holdco completes such exchange, we will contribute Class A common stock to Intermediate Holdco prior to the exchange. If QL Holdings completes such exchange, we will contribute Class A common stock to Intermediate Holdco and then in turn to QL Holdings LLC prior to the exchange. The amount of Class A common stock issued or conveyed will be subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions.

Holders will not have the right to exchange Class B-1 units if we determine that such exchange would be prohibited by applicable law or regulation or would violate other agreements to which we may be subject or would pose a material risk that QL Holdings LLC would be treated as a “publicly traded partnership” for U.S. federal income tax purposes. If the IRS were to contend successfully that QL Holdings LLC should be treated as a “publicly traded partnership” for U.S. federal income tax purposes, QL Holdings LLC would be treated as a corporation for U.S. federal income tax purposes and thus would be subject to entity-level tax on its taxable income.

A holder that exchanges Class B-1 units will also be required to deliver an equal number of shares of our Class B common stock. In connection with each exchange, QL Holdings LLC will cancel the delivered Class B-1 units and (unless, at our election, cash of an equivalent value is delivered in lieu of Class A common stock) issue Class A-1 units to Intermediate Holdco on a one-for-one basis. Thus, as holders exchange their Class B-1 units for Class A common stock or cash, our indirect interest in QL Holdings LLC will increase.

We and the exchanging holder will each generally bear our own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such an exchange.

As of July 15, 2021, we have reserved for issuance 20,962,000 shares of our Class A common stock for potential exchange in the future for Class B-1 units, which is the aggregate number of shares of Class B common stock outstanding as of that date.

Voting Rights of Class A Stockholders and Class B Stockholders

Each share of our Class A common stock or our Class B common stock will entitle its holder to one vote. As of July 15, 2021, our Class B stockholders collectively held approximately 35.1% of the total voting power of our common stock.

Tax Receivables Agreement

We expect to obtain an increase in our share of the tax basis of the tangible and intangible assets of QL Holdings LLC as a result of (i) our purchase (through Intermediate Holdco) of Class B-1 units of QL Holdings LLC units from certain unitholders (including the Selling Class B-1 Unit Holders) in connection with the IPO, (ii) certain post-IPO exchanges of Class B-1 units of QL Holdings LLC, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock (or, at our election, cash of an equivalent value), and (iii) the Pre-IPO Leveraged Distribution and other actual or deemed distributions by QL Holdings LLC to its members. These increases in tax basis are expected to increase (for tax purposes) our depreciation and amortization deductions and create other tax benefits and therefore may reduce the amount of cash taxes that we would otherwise be required to pay in the future. This existing and increased tax basis may also decrease gain (or increase loss) on future dispositions of certain assets to the extent tax basis is allocated to those assets. We expect to treat any such exchanges of Class B-1 units of QL Holdings LLC as our direct purchases of Class B-1 units from holders of Class B-1 units for U.S. federal income and other applicable tax purposes, regardless of whether such Class B-1 units are surrendered by such holders to QL Holdings LLC or to us directly in the exchange. See “—Fourth Amended and Restated Limited Liability Company Agreement of QL Holdings LLC—Tax Consequences.”

In connection with the IPO, we entered into the tax receivables agreement with Insignia, the Senior Executives, and White Mountains related to the tax basis step-up of the assets of QL Holdings LLC and certain net operating losses of Intermediate Holdco. The agreement requires us to pay Insignia and the Senior Executives 85% of the cash savings, if any, in U.S. federal, state and local income tax we realize (or are deemed to realize) as a result of (i) any increases in tax basis following our purchase (through Intermediate Holdco) of Class B-1 units of QL Holdings LLC from certain unitholders (including the Selling Class B-1 Unit Holders) in connection with the IPO, as well as any post-IPO exchanges, (ii) the Pre-IPO Leveraged Distribution and other actual or deemed distributions by QL Holdings LLC to its members that result in tax basis adjustments to the assets of QL Holdings LLC, and (iii) certain other tax benefits attributable to payments under the tax receivables agreement itself.

The tax receivables agreement also requires us to pay White Mountains 85% of the amount of the cash savings, if any, in U.S. federal, state and local income tax that we realize (or are deemed to realize) as a result of the utilization of the net operating losses of Intermediate Holdco attributable to periods prior to the IPO and the deduction of any imputed interest attributable to our payment obligations under the tax receivables agreement. We currently estimate that the amount of any such net operating losses is immaterial.

The obligations under the tax receivables agreement are our obligations and not obligations of QL Holdings LLC. We will benefit from the remaining 15% of any realized (or deemed to be realized) cash tax savings. For purposes of the tax receivables agreement, cash savings in income tax will be computed by comparing our actual income tax liability with our hypothetical liability had we not been able to use the tax benefits subject to the applicable tax receivables agreement. The tax receivables agreement will remain in effect until all such tax benefits have been used or expired, unless the agreement is terminated early, as described below.

The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivables agreement, will vary depending on a number of factors, including:

•

the fair market value of the depreciable and amortizable assets of QL Holdings LLC and the price of our Class A common stock at the time of any post-IPO offering and at the time of the exchange of Class B-1 units of QL Holdings LLC;

•	the extent to which such exchange of Class B-1 units of QL Holdings LLC is taxable—if an exchange is not taxable for any reason, increased tax deductions will not be available;

•	the tax rates in effect at the time we use the increased amortization and depreciation deductions or realize other tax benefits; and

•	the amount, character and timing of our taxable income.

We are required under the tax receivables agreement to pay 85% of the cash tax savings, described above, if any, as they are realized (or are deemed to be realized). Except in certain circumstances, if in a given taxable year we do not have taxable income before taking into account any tax benefits subject to the tax receivables agreement, we will not be required to make payments under the tax receivables agreement for that taxable year because no tax savings will have been realized (or are deemed to be realized).

The payments that we make under the tax receivables agreement could be substantial. Assuming no material changes in relevant tax law and based on our current operating plan and other assumptions, including our estimate of the tax basis of our assets as of October 27, 2020, if all of the Class B-1 units of QL Holdings LLC were acquired by us in taxable transactions on March 31, 2021 for a price of $35.43 (which is the last reported sale price of our Class A common stock as of March 31, 2021 on the NYSE) per Class B-1 unit of QL Holdings LLC, we estimate that the amount that we would be required to pay under the tax receivables agreement would have been approximately $277 million. The actual amount we will be required to pay under the tax receivables agreement may be materially greater than this hypothetical amount, as potential future payments will vary depending on a number of factors, including those listed above. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivables agreement exceed the actual cash tax benefits that we realize in respect of the tax attributes subject to the tax receivables agreement or distributions to us by QL Holdings LLC are not sufficient to permit us to make payments under the tax receivables agreement after it has paid taxes. Payments under the tax receivables agreement are not conditioned on Insignia’s, the Senior Executives’, or White Mountains’ continued ownership of any of our equity.

Payments under the tax receivables agreement are generally due within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, but interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Late payments will generally accrue interest at a rate of LIBOR plus 500 basis points.

The tax receivables agreement provides that upon certain changes of control, or if, at any time, we elect an early termination of the tax receivables agreement or are in material breach of our obligations under the tax receivables agreement, we would be required to make immediate payments to the tax receivables agreement’s counterparties equal to the present value of the anticipated future tax benefits. Such payment would be based on certain valuation assumptions and deemed events set forth in the tax receivables agreement, including the assumptions that we have sufficient taxable income to fully use such tax benefits. The benefits would be payable even though, in certain circumstances, no Class B-1 units of QL Holdings LLC have actually been exchanged and no net operating losses are actually used at the time of the accelerated payments. Accordingly, payments under the tax receivables agreement may be made years in advance of the actual realization, if any, of the anticipated tax benefits and may be significantly greater than the benefits we eventually realize.

Although we are not aware of any issue that would cause the IRS or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered by the tax receivables agreement, were the IRS to successfully challenge the tax basis increases, we would not be reimbursed for any payments previously made under the tax receivables agreement, but future payments under the tax receivables agreement, if any, would be netted against any unreimbursed payments to reflect the result of any such successful challenge by the IRS. As a result, we could make payments under the tax receivables agreement in excess of the actual cash tax savings we ultimately realize. We might not determine whether we have effectively made such excess cash payments for a number of years following the time of such payments.

Registration Rights Agreement

In connection with the IPO, we entered into a registration rights agreement with certain of our pre-IPO existing investors, including White Mountains, Insignia, and the Senior Executives, to register for sale under the Securities Act of 1933, as amended (“Securities Act”), shares of our Class A common stock, including those delivered in exchange for Class B-1 units of QL Holdings LLC in the circumstances described above. Subject to certain conditions and limitations, this agreement provides White Mountains, Insignia, and the Senior Executives with certain registration rights as described below. As of July 15, 2021, aggregate of 38,335,086 shares of Class A common stock, including shares reserved for potential exchanges of Class B-1 units, are entitled to these registration rights.

Demand Registration Rights

Each of Insignia and the Founders (treating the Founders, collectively, as a single stockholder for this purpose) have the right to demand that we file up to two registration statements on Form S-1 and White Mountains has the right to demand that we file up to three registration statements on Form S-1. These registration rights are subject to specified conditions and limitations, including limitations on the number of shares included in any such registration under specified circumstances. Upon such a request, we will be required to use reasonable best efforts to effect the registration within 60 days.

Shelf Registration Rights

At any time after we become eligible to file a registration statement on Form S-3, White Mountains, Insignia, and the Senior Executives will be entitled to have their shares of Class A common stock registered by us on a Form S-3 registration statement at our expense. These shelf registration rights are subject to specified conditions and limitations.

Piggyback Registration Rights

If we propose to register any shares of our equity securities under the Securities Act either for our own account or for the account of any other person, then White Mountains, Insignia, and the Senior Executives will be entitled to notice of the registration and will be entitled to include their shares of Class A common stock in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.

Expenses and Indemnification

We will pay all expenses relating to any demand, piggyback, or shelf registration, other than underwriting discounts and commissions and any transfer taxes, subject to specified conditions and limitations. The registration rights agreement includes customary indemnification provisions, including indemnification of the participating holders of shares of Class A common stock and their directors, officers, and employees by us for any losses, claims, damages, or liabilities in respect thereof and expenses to which such holders may become subject under the Securities Act, state law, or otherwise.

Termination of Registration Rights

The registration rights granted under the registration rights agreement will terminate upon the date the holders of shares that are a party thereto no longer hold any such shares that are entitled to registration rights.

Stockholders’ Agreement

In connection with the IPO, we entered into a stockholders’ agreement with White Mountains, Insignia, and the Founders. The stockholders’ agreement, as further described below, contains provisions related to the composition of our board of directors, the committees of our board of directors, and our corporate governance. Under the stockholders’ agreement, White Mountains, Insignia and the Founders are entitled to nominate a majority of the members of our board of directors.

Director Designation and Voting Agreement

Under the stockholders’ agreement, White Mountains, Insignia, and the Founders (collectively, the “Principal Holders”) are entitled to nominate a majority of the members of our board of directors. Specifically, for so long as each of White Mountains, Insignia, and the Founders (treating the Founders, collectively, as a single stockholder for this purpose) owns at least 12.5% of our issued and outstanding shares of common stock, such stockholder will be entitled to nominate two directors to serve on our Board of Directors. When such stockholder owns less than 12.5% but at least 5% of our issued and outstanding shares of common stock, such stockholder will be entitled to nominate one director. White Mountains, Insignia, and the Founders have agreed in the stockholders’ agreement to vote for each other’s board nominees.

Approval Rights of White Mountains, Insignia, and the Founders

Under the stockholders’ agreement and subject to our amended and restated certificate of incorporation, our amended and restated bylaws, and applicable law, for so long as the Principal Holders continue to own at least a majority of the issued and outstanding shares of common stock, the actions listed below cannot be taken by us or any of our subsidiaries without the written consent of the holders of a majority of the shares of common stock owned by the Principal Holders. The actions include:

•	change in control transactions;

•	acquiring or disposing of assets or entering into joint ventures with a value in excess of $20 million;

•	incurring indebtedness in an aggregate principal amount in excess of $20 million;

•	authorizing or issuing equity securities of MediaAlpha, Inc. or our subsidiaries other than pursuant to any approved equity incentive plans or arrangements or pursuant to the exchange agreement;

•	initiating any liquidation, dissolution, bankruptcy, or other insolvency proceeding involving us or any of our significant subsidiaries;

•	making any material change in the nature of the business conducted by us or our subsidiaries;

•	terminating the employment of our Chief Executive Officer or hiring a new Chief Executive Officer (provided that consent of the Founders shall not be required for the termination of any Founder);

•	engaging in certain transactions with affiliates (provided that the consent of the interested stockholder would not be required);

•	increasing or decreasing the size of the Board of Directors;

•	authorizing Intermediate Holdco, as managing member of QL Holdings LLC, to approve or take certain actions; and

•	electing to deliver cash consideration in connection with an exchange under the exchange agreement (provided that the consent of the interested stockholder would not be required).

Transfer Restrictions

Under the stockholders’ agreement, subject to certain exceptions, each of White Mountains, Insignia, and the Founders have agreed, from the expiration of the lock-up period under the lock-up agreements until the one-year anniversary of the completion of the IPO, to coordinate any sale of their respective shares of common stock, and to allow the other stockholders that are parties to such agreement to sell their shares in such transaction on a pro rata basis.

Other Provisions

The stockholders’ agreement provides that each of White Mountains, Insignia, and the Founders and their respective affiliates will not have any duty to refrain from (1) engaging, directly or indirectly, in the same or similar business activities or lines of business as us, including those business activities or lines of business deemed to be competing with us, or (2) doing business with any of our clients, customers, or vendors. In the event that White Mountains, Insignia, or the Founders or any of their respective affiliates acquires knowledge of a potential business opportunity which may be a corporate opportunity of us, they will have no duty to communicate or offer such corporate opportunity to us.

In addition, the stockholders’ agreement prohibits certain business combination transactions in which our Class A common stock is exchanged for consideration unless each holder of shares of Class A common stock or Class B common stock is allowed to participate equally in the transaction as if the Class B common stock, together with an equivalent number of Class B units, had been exchanged for shares of Class A common stock pursuant to the exchange agreement immediately prior to the transaction.

Indemnification of Directors and Officers

Our amended and restated bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty, except as required by applicable law, as in effect from time to time.

We have entered into customary indemnification agreements with our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the DGCL against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is no pending litigation or proceeding involving any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.

Policies and Procedures for Transactions with Related Persons

We have a policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee and its independent members, who will determine whether such transactions or proposals are fair and reasonable to MediaAlpha, Inc. and its stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to our Audit Committee with respect to each issue under consideration, and decisions will be made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.

All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The undersigned members of the Audit Committee of the Board submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2020 as follows:

1.	the Audit Committee has reviewed and discussed with management the audited financial statements of MediaAlpha, Inc. and its subsidiaries for the fiscal year ended December 31, 2020;

2.

the Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters required to be discussed with them by Auditing Standard No. 16, “Communications with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board; and

3.

the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Submitted by our Audit Committee

Lara Sweet (Chair)

Venmal (Raji) Arasu

Christopher Delehanty

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a proxy statement to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Stockholder Proposals

If any stockholder wishes to propose a matter for consideration at our 2022 Annual Meeting, the proposal should be mailed by certified mail return receipt requested to our Secretary at MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, California 90017. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2022 annual meeting proxy statement and form of proxy, a proposal must be received by our Secretary on or before the close of business on April 1, 2022. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included in the proxy statement and other aspects are covered by Rule 14a-8 and other laws and regulations, to which interested persons should refer.

In addition, our amended and restated by-laws require advance notice of stockholder proposals to be brought before a stockholders’ meeting (other than proposals under Rule 14a-8), including nominations of persons for election as directors. To be timely, notice to our Secretary must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2022 annual meeting, such a proposal must be received by the Company on or after May 11, 2022 but no later than June 10, 2022. However, if the date of the 2022 annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the Annual Meeting, notice must be received not later than the close of business on the 10th day following the day on which the public announcement of the date of such meeting is first made.

Rule 14a-4 promulgated under the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in our proxy statement. Such rule provides that if a proponent of a proposal fails to notify us with respect to such proposal at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting of stockholders will be held in May or June 2022. If we do not receive any stockholder proposals for our 2022 annual meeting in accordance with the requirements of Rule 14a-4(c)(1) promulgated under the Exchange Act, we will be able to use our discretionary voting authority as outlined above. In addition, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.

Attendance at the Virtual Meeting

We will be hosting the meeting via live webcast only. In order to enter the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.proxydocs.com/MAX. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting login page.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker, or notify us by writing to our Secretary at MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, California 90017, or via phone at (213) 316-6256. If you share an address with another stockholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us by writing to our Secretary at MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, California 90017, or via phone at (213) 316-6256 and we will deliver a separate copy to you promptly.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors

Jeffrey B. Coyne
General Counsel and Secretary

Los Angeles, CA

July 30, 2021

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/MAX
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote

PHONE Call 1-866-286-3108
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

You must pre-register at www.proxydocs.com/MAX by September 6, 2021 5:00 PM ET to attend the meeting online.

MediaAlpha, Inc. Annual Meeting of Stockholders For Stockholders as of record on July 22, 2021

TIME:	Wednesday, September 08, 2021 10:00 AM, Pacific Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/MAX for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Tigran Sinanyan and Jeffrey Coyne, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MediaAlpha, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

MediaAlpha, Inc.

Annual Meeting of Stockholders

Please make your marks like this: Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	To elect the three nominees for Class I director to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.
		FOR	AGAINST	ABSTAIN

	1.01 Anthony Broglio	☐	☐	☐	FOR

	1.02 Christopher Delehanty	☐	☐	☐	FOR

	1.03 Eugene Nonko	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for MediaAlpha, Inc. and its subsidiaries for the fiscal year ending December 31, 2021.	☐	☐	☐	FOR

You must pre-register at www.proxydocs.com/MAX by September 6, 2021 5:00 PM ET to attend the meeting online.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)                                                                 Date                              Signature (if held jointly)                                                                                  Date